Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

25 August 2022

RECOMMENDED CASH ACQUISITION

of

MICRO FOCUS INTERNATIONAL PLC (“MICRO FOCUS”)

by

OPEN TEXT CORPORATION (“OPENTEXT”)

through its wholly-owned subsidiary, Open Text UK Holding Limited (“Bidco”)

to be effected by means of a Scheme of Arrangement

under Part 26 of the Companies Act 2006

Summary

•

The boards of OpenText and Micro Focus are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition to be made by OpenText, through its wholly-owned subsidiary, Bidco, of the entire issued and to be issued share capital of Micro Focus (the “Acquisition”).

•	Under the terms of the Acquisition, each Micro Focus Shareholder will be entitled to receive:

532 pence in cash per Micro Focus Share (the “Acquisition Price”).

•	The Acquisition Price represents a premium of approximately:

•	98.3 per cent. to the Closing Price of 268 pence per Micro Focus Share on 24 August 2022 (being the last Business Day before the date of this Announcement);

•

79.1 per cent. to the volume-weighted average price of 297 pence per Micro Focus Share for the three-month period ended 24 August 2022 (being the last Business Day before the date of this Announcement); and

•	60.5 per cent. to the volume-weighted average price of 331 pence per Micro Focus Share for the six-month period ended 24 August 2022 (being the last Business Day before the date of this Announcement).

•

The Acquisition values the entire issued and to be issued ordinary share capital of Micro Focus at approximately £1.8 billion on a fully diluted basis and values Micro Focus at approximately £5.1 billion on an enterprise value basis.

•	The Acquisition Price implies an enterprise value multiple of approximately:

•	2.1 times Micro Focus’s revenues for the year ended 31 October 2021 and 2.2 times for the 12 months ended 30 April 2022; and

•	5.9 times Micro Focus’s Adjusted EBITDA for the year ended 31 October 2021 and 6.3 times for the 12 months ended 30 April 2022.

•

The Micro Focus Shares underlying the Micro Focus ADSs will be included in the Acquisition. Micro Focus ADS Holders will receive the Acquisition Price under the terms of the Acquisition in respect of the Micro Focus Shares underlying their Micro Focus ADSs in accordance with the terms of the Micro Focus ADR Programme deposit agreement upon surrender of their Micro Focus ADSs. The depositary of the Micro Focus ADR Programme, Deutsche Bank Trust Company Americas, will contact Micro Focus ADS Holders with further details in due course.

•

The Acquisition is expected to be effected by means of a Court-sanctioned scheme of arrangement between Micro Focus and Scheme Shareholders under Part 26 of the Companies Act, although OpenText and Bidco reserve the right, subject to the terms of the Co-operation Agreement and the consent of the Panel, to effect the Acquisition by way of a Takeover Offer.

Background to and reasons for the Acquisition

•

OpenText is the leader in a growing US$92 billion Information Management market, delivering a compelling suite of hybrid solutions that help customers power and protect their critical information, enable their digital transformation and automate business workflows. OpenText elevates individuals and organisations to gain the information advantage through Content Services, Business Network, Digital Experiences, Security, and Developer APIs. With deeply integrated hybrid solutions that bring openness and agility, OpenText enables customers to bring scalable and secure solutions to grow in a digital world. Through its investments in cloud combined with its proven track record of execution, OpenText continues to deliver total growth, cloud organic growth, upper quartile adjusted EBITDA and strong free cash flow generation.

•

Micro Focus is one of the world’s largest enterprise software providers addressing the technology needs and challenges of its customers globally. Micro Focus’s solutions help organisations leverage existing IT investments, enterprise applications and emerging technologies to address complex, rapidly evolving business requirements while protecting corporate information at all times. Micro Focus’s broad set of technology for security, IT operations, applications delivery, governance, modernisation and analytics provides innovative solutions that the world’s largest organisations need to run and transform concurrently. Micro Focus serves tens of thousands of customers globally, including many of the largest companies in the Fortune Global 500, across a number of key sectors, and had annual revenue of approximately US$2.7 billion for the 12 months ended 30 April 2022.

•

The proposed acquisition of Micro Focus represents a compelling opportunity for OpenText. Micro Focus’s leadership positions in key complementary markets will expand OpenText’s strategic presence in high value segments. OpenText will benefit from Micro Focus’s valuable intellectual property and the combined software portfolio will allow for significant innovation and product integration across modern cloud and hybrid computing environments. Additionally, Micro Focus’s marquee customer base will strengthen and deepen OpenText’s presence in the Global 10,000 and expand OpenText’s geographic footprint in North America, EMEA, APAC and Japan which is highly complementary to OpenText’s geographical presence today. OpenText, with Micro Focus, will possess one of the largest global customer bases and broadest solution suites in enterprise software, addressing a market opportunity of approximately US$170 billion. The Acquisition will create further opportunities through accelerating the transition of Micro Focus’s install base to cloud, modernising its applications and improving customer renewals.

•

The acquisition of Micro Focus represents an opportunity for significant value creation for OpenText. The proposed acquisition will allow Micro Focus to benefit from OpenText’s leadership in shifting to cloud services and best-in-class renewals to accelerate growth while enhancing and protecting customer investments off cloud. Through the application of OpenText best practices, elimination of duplicative costs, development of an integrated go-to-market roadmap and modernisation and migration of Micro Focus applications to OpenText’s cloud platform, OpenText expects Micro Focus to return to organic growth and uplift Adjusted EBITDA and free cash flow to OpenText standards.

•

The Enlarged Group is expected to generate approximately US$6.2 billion in annualised revenue and approximately US$2.2 billion annualised Adjusted EBITDA, while maintaining OpenText’s aspirations of Adjusted EBITDA margin of 37-39% in fiscal year 2025. The Enlarged Group’s cash generating profile will enable de-levering, targeting a net debt ratio of less than 3x within eight quarters and consequently position it for future growth opportunities.

Recommendation

•

The Micro Focus Directors, who have been so advised by Goldman Sachs and Numis as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Micro Focus Directors, Goldman Sachs and Numis have taken into account the commercial assessments of the Micro Focus Directors. Goldman Sachs and Numis are providing independent financial advice to the Micro Focus Directors for the purposes of Rule 3 of the Code.

•

Accordingly, the Micro Focus Directors intend to recommend unanimously that Micro Focus Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, that Micro Focus Shareholders accept or procure acceptance of such Takeover Offer) as the Micro Focus Directors who hold Micro Focus Shares have irrevocably undertaken to do in respect of their own beneficial holdings of Micro Focus Shares, amounting in aggregate to 1,183,378 Micro Focus Shares representing approximately 0.352 per cent. of the issued share capital of Micro Focus as at 24 August 2022 (being the last Business Day before the date of this Announcement).

Irrevocable undertaking

•

In addition to the irrevocable undertakings received from Micro Focus Directors described above, OpenText has received an irrevocable undertaking to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting from Dodge & Cox in respect of, in aggregate, 54,654,085 Micro Focus Shares (including 31,090,071 Micro Focus Shares represented by Micro Focus ADSs), representing approximately 16.27 per cent. of the issued share capital of Micro Focus as at 24 August 2022, being the last Business Day before the date of this Announcement.

•

Therefore, in total, OpenText has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting in respect of 55,837,463 Micro Focus Shares (including 31,090,071 Micro Focus Shares represented by Micro Focus ADSs), representing approximately 16.62 per cent. of the issued share capital of Micro Focus as at 24 August 2022, being the last Business Day before the date of this Announcement.

•	Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

Information on OpenText and Bidco

•

OpenText is a publicly-listed company incorporated under the laws of Canada and its shares are traded on NASDAQ and the Toronto Stock Exchange, with a market capitalisation of approximately US$10 billion. OpenText is a leading provider of information management products and services that help companies all over the world manage the creation, capture, use, analysis and lifecycle of structured and unstructured data. OpenText has a long history of successful transactions executed with focus and speed, both in its traditional and adjacent market segments, and a proven track record of effectively integrating acquired businesses.

•

Bidco is a wholly-owned subsidiary of OpenText, incorporated in England and Wales. Bidco has been formed for the purpose of implementing the Acquisition. Save for activities undertaken in connection with its incorporation and the Acquisition, Bidco has not traded before the date of this Announcement.

Information on Micro Focus

•

Micro Focus is one of the world’s largest enterprise software providers addressing the technology needs and challenges of its customers globally. Micro Focus’s solutions help organisations leverage existing IT investments, enterprise applications and emerging technologies to address complex, rapidly evolving business requirements while protecting corporate information at all times. Micro Focus’s broad set of technology for security, IT operations, applications delivery, governance, modernisation and analytics provides innovative solutions that the world’s largest organisations need to run and transform concurrently.

•

Micro Focus software provides the tools that its tens of thousands of customers need to build, operate, secure and analyse their enterprises. The Micro Focus product portfolio comprises a broad and diverse portfolio of products organised into five product groups with each group containing multiple products - Application Modernisation & Connectivity, Application Delivery Management, IT Operations Management, CyberRes, Information Management & Governance.

•

Micro Focus is headquartered in the United Kingdom, with significant operations in the United States and India where the majority of its workforce is based. Micro Focus is listed on the London Stock Exchange and is a member of the FTSE 250 index. The Micro Focus ADSs are listed on the New York Stock Exchange.

Timetable and Conditions

•

The Acquisition is subject to, among other things, the approval of the relevant Micro Focus Shareholders, the sanction of the Scheme by the Court and the receipt of certain antitrust and foreign investment approvals. The Acquisition is also subject to the other terms and Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions to be set out in the Scheme Document.

•

The Acquisition will be put to Micro Focus Shareholders at the Court Meeting and at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) voting at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of such meeting, either in person or by proxy, representing at least 75 per cent. in value of the Micro Focus Shares voted. In addition, a special resolution implementing the Scheme must be passed by Micro Focus Shareholders representing at least 75 per cent. of votes cast at the General Meeting.

•

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and the General Meeting, together with the Forms of Proxy, will be provided to Micro Focus Shareholders as soon as practicable and in any event within 28 days of this Announcement (unless a later date is agreed between OpenText, Micro Focus and the Panel). An expected timetable of principal events relating to the Acquisition will be included in the Scheme Document.

•	The Acquisition is expected to complete during the first quarter of 2023, subject to the satisfaction (or, where applicable, waiver) of the Conditions set out in Appendix 1 to this Announcement.

Comments on the Acquisition

Commenting on the Acquisition, Mark J. Barrenechea, the CEO of OpenText, said:

“We are pleased to announce our firm intention to acquire Micro Focus, and I look forward to welcoming Micro Focus customers, partners and employees to OpenText. Upon completion of the acquisition, OpenText will be one of the world’s largest software and cloud businesses with a tremendous marquee customer base, global scale and comprehensive go-to-market. Customers of OpenText and Micro Focus will benefit from a partner that can even more effectively help them accelerate their digital transformation efforts by unlocking the full value of their information assets and core systems.

Micro Focus brings meaningful revenue and operating scale to OpenText, with a combined total addressable market (TAM) of US$170 billion. With this scale, we believe we have significant growth opportunities and ability to create upper quartile adjusted EBITDA and free cash flows. We expect Micro Focus to be immediately accretive to our adjusted EBITDA. Micro Focus will benefit from the OpenText Business System to create stronger operations and significant cash flows, and Micro Focus customers will benefit from the OpenText Private and Public Clouds.

OpenText values Micro Focus’s strong brands and culture and attaches great importance to the skills and experience of Micro Focus’s management team and employees.

We are committed to providing investors with enhanced visibility into our high-value business areas, delivering a net leverage ratio of below 3x within eight quarters, continuing our dividend program, and we expect to have Micro Focus on our operating model within six quarters of closing the transaction.”

Commenting on the Acquisition, Greg Lock, the Chairman of Micro Focus, said:

“I am pleased to be recommending OpenText’s offer to our shareholders. The premium offered demonstrates the significant progress we have made transforming the business. OpenText not only shares our values but will offer new opportunities for both our customers and employees. On behalf of the Board I would like to thank Stephen and his team for their hard work and continued contribution to the success of the group.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement and its Appendices.

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions to be set out in the Scheme Document. The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. Details of irrevocable undertakings received by OpenText are set out in Appendix 3 to this Announcement. The defined terms used in this Announcement are set out in Appendix 4 to this Announcement.

OpenText will hold a conference call for analysts and investors at 10.00 p.m. (London time) / 5.00 p.m. (Eastern time) on 25 August 2022 with a dial-in facility available on 1-800-319-4610 (toll-free) or +1-604-638-5340 (international).

Enquiries

Micro Focus International plc

Micro Focus International plc
Stephen Murdoch, CEO Matt Ashley, CFO Ben Donnelly, Investor Relations	+44 (0) 1635 32646 Investors@microfocus.com

Goldman Sachs International (Lead financial adviser to Micro Focus)
Jung Min Nicholas van den Arend Nick Harper	+44 (0) 20 7774 1000

Numis Securities Limited (Financial adviser and corporate broker to Micro Focus)
Simon Willis Joshua Hughes Havish Patel	+44 (0) 20 7260 1000

Jefferies International Limited (Financial adviser and corporate broker to Micro Focus)
Sam Barnett Philip Noblet	+44 (0) 20 7029 8000

Brunswick (PR advisor to Micro Focus)
Sarah West Jonathan Glass	+44 (0) 20 7404 5959 microfocus@brunswickgroup.com

OpenText

OpenText
Harry Blount, SVP, Investor Relations	+1 415 963 0825

Barclays (sole financial adviser to OpenText and Bidco)
Omar Faruqui	+44 (0) 20 7623 2323
Bruce Rothney Steven Markovich Michael Keslosky Darren Johnson

Allen & Overy LLP and Cleary Gottlieb Steen & Hamilton LLP are acting as legal advisers to OpenText and Bidco. Slaughter and May and Cravath, Swaine & Moore LLP are acting as legal advisers to Micro Focus.

The person responsible for arranging the release of this Announcement on behalf of Micro Focus is Janet McCarthy, Chief Legal Officer.

Important notices relating to financial advisers

Barclays, which is authorised by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for OpenText and Bidco and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than OpenText and Bidco for providing advice in relation to the Acquisition or any other matter referred to in this Announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), Barclays and its affiliates will continue to act as exempt principal trader in Micro Focus securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Goldman Sachs International (“Goldman Sachs”), which is authorised by the PRA and regulated by the FCA and the PRA in the United Kingdom, is acting exclusively for Micro Focus and no one else in connection with the Acquisition and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Goldman Sachs or for providing advice in connection with the matters referred to in this Announcement. No representation or warranty, express or implied, is made by Goldman Sachs as to the contents of this Announcement.

Numis Securities Limited (“Numis”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Micro Focus and no one else in connection with the Acquisition and the contents of this Announcement and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Numis nor for providing advice in relation to the Acquisition, the contents of this Announcement, or any matters referred to herein. Neither Numis nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Numis in connection with this Announcement, any statement contained herein or otherwise.

Jefferies International Limited (“Jefferies”), which is regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively for Micro Focus and no one else in connection with the matters set out in this Announcement. In connection with such matters, Jefferies will not regard any other person as its client and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Jefferies or for providing advice in relation to the contents of this Announcement or any other matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document (and the accompanying Forms of Proxy), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the UK.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Acquisition or to vote their Micro Focus Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws or regulations in that jurisdiction. To the fullest extent permitted by applicable law or regulations, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by OpenText or required by the Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

The Acquisition will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws or regulations of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

Further details in relation to Micro Focus Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for U.S. investors

U.S. shareholders (and Micro Focus ADS Holders) should note that the Acquisition relates to an offer for the shares of a UK company that is a “foreign private issuer” as defined under Rule 3b-4 of the U.S. Exchange Act and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act, as amended. Accordingly, the Acquisition is subject to the procedural and disclosure requirements, rules and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the requirements of the U.S. tender offer and proxy solicitation rules. If, in the future, OpenText exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Acquisition will be made in compliance with applicable U.S. securities laws and regulations, including Sections 14(d) and 14(e) of the U.S.

Exchange Act and Regulation 14D and 14E thereunder. Such a Takeover Offer would be made in the United States by OpenText and/or Bidco (a wholly-owned subsidiary of OpenText) and no one else.

The financial information with respect to Micro Focus included in this Announcement and the Scheme Document has been or will have been prepared in accordance with IFRS and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP.

It may be difficult for U.S. shareholders and Micro Focus ADS Holders to enforce their rights and any claims they may have arising under the U.S. federal securities laws in connection with the Acquisition, since Micro Focus, OpenText and Bidco are each located in a country other than the United States, and some or all of their respective officers and directors may be residents of countries other than the United States. U.S. shareholders and Micro Focus ADS Holders may not be able to sue Micro Focus, OpenText, Bidco or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel Micro Focus, OpenText or Bidco and their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

The receipt of cash pursuant to the Scheme by U.S. shareholders (and Micro Focus ADS Holders) as consideration for the cancellation of its Micro Focus shares pursuant to the Scheme may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each Micro Focus Shareholder (including U.S. shareholders) and Micro Focus ADS Holder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable U.S. federal, state and local, as well as foreign and other, tax laws.

Micro Focus is currently subject to the informational requirements of the U.S. Exchange Act and, in accordance therewith, files reports and other documents with the SEC. Reports and other information filed by Micro Focus with the SEC may be obtained free or charge from the SEC’s website at www.sec.gov.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (if applicable), OpenText, Bidco, certain affiliated companies and their nominees or brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Micro Focus outside of the United States, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the U.S. Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by OpenText, Bidco and Micro Focus contain statements which are, or may be deemed to be, “forward-looking statements”. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of

OpenText, Bidco and Micro Focus about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Acquisition on the OpenText Group, the Micro Focus Group and the Enlarged Group, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budget”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. OpenText, Bidco and Micro Focus give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of OpenText, Bidco and/or Micro Focus) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the OpenText Group, the Micro Focus Group and/or the Enlarged Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions; the impact of the Covid-19 pandemic or other pandemics, asset prices; market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, the UK’s exit from the European Union, Eurozone instability, the Russia-Ukraine conflict, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Enlarged Group to realise successfully any anticipated synergy benefits when the Acquisition is implemented (including changes to the board and/or employee composition of the Enlarged Group), the inability of the OpenText Group to integrate successfully the Micro Focus Group’s operations and programmes when the Acquisition is implemented, the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Acquisition when the Acquisition is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither OpenText Group nor Micro Focus Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including under the Code, the UK Market Abuse Regulation and the Disclosure Guidance and Transparency Rules), neither the OpenText Group nor the Micro Focus Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates or quantified financial benefits statements

Nothing in this Announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified financial benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for OpenText or Micro Focus for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for OpenText or Micro Focus, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. on the tenth business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the tenth business day following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror before the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by Micro Focus Shareholders, persons with information rights and other relevant persons for the receipt of communications from Micro Focus may be provided to OpenText and/or Bidco during the Offer Period as required under section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on OpenText’s website at https://investors.opentext.com/ and on Micro Focus’s website at https://www.microfocus.com/en-us/investors by no later than 12 noon (London time) on the Business Day following the publication of this Announcement. Neither the content of any of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Micro Focus Shareholders may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source) by contacting Micro Focus’s registrars, Equiniti, between 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales) on 0371 384 2734 (textphone for shareholders with hearing difficulties 0371 384 255) within the United Kingdom or on +44 (0)121 415 0804 from overseas, or by submitting a request in writing to Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, with an address to which the hard copy may be sent. Calls are charged at the standard geographic rate and will vary by provider. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. Micro Focus Shareholders may, subject to applicable securities laws, also request that all future documents, announcements and information to be sent in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Non-GAAP Financial Measures

This Announcement includes certain financial measures that the SEC defines as “non- GAAP measures.” For a reconciliation of Micro Focus’s Adjusted EBITDA to the most directly comparable measure calculated and presented in accordance with IFRS and a discussion of their limitations, please refer to Micro Focus’s Annual Report and Accounts for the year ended October 31, 2021 on Form 20-F under “Segmental Reporting” and Micro Focus’s Interim Results for the six-months ended April 30, 2022 on Form 6-K under “Alternative Performance Measures.”

Financial Projections

Any depiction of future revenue is based on predictions by OpenText’s and Micro Focus’s management and is a forecasted projection only. A reconciliation of expected Adjusted EBITDA, a forward-looking non-GAAP measure, would not be feasible without unreasonable efforts because of the unpredictability of the items that would be excluded from non-GAAP measures for the resulting company.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Micro Focus confirms that as at the date of this Announcement, it had in issue 336,020,900 ordinary shares (excluding ordinary shares held in treasury) of 10 pence each. The International Securities Identification Number (ISIN) for the ordinary shares is GB00BJ1F4N75.

In addition, as at the date of this Announcement there are unlisted warrants issued to Amazon.com NV Investment Holdings LLC to subscribe for up to 15,924,384 ordinary shares in Micro Focus at 446.60 pence per share (the “AWS Warrants”), in connection with a commercial agreement entered into between Micro Focus and Amazon.com Services LLC on 24 February 2021. The vesting of the AWS Warrants generally depends on the level of software revenues generated by Amazon, Inc. and/or any of its affiliates for Micro Focus under the commercial agreement over the multi-year term, according to revenue targets set out in the agreement. The vesting of the AWS Warrants is subject to acceleration in certain limited circumstances (including a change of control of Micro Focus or a sale of certain parts of Micro Focus’s group).

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

25 August 2022

RECOMMENDED CASH ACQUISITION

of

MICRO FOCUS INTERNATIONAL PLC (“MICRO FOCUS”)

by

OPEN TEXT CORPORATION (“OPENTEXT”)

through its wholly-owned subsidiary, Open Text UK Holding Limited (“Bidco”)

to be effected by means of a Scheme of Arrangement

under Part 26 of the Companies Act 2006

1.	Introduction

The boards of OpenText and Micro Focus are pleased to announce that they have agreed the terms of a recommended cash acquisition to be made by OpenText, through its wholly-owned subsidiary, Bidco, of the entire issued and to be issued share capital of Micro Focus (the “Acquisition”).

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions set out below and in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document, each Micro Focus Shareholder will be entitled to receive:

532 pence in cash per Micro Focus Share (the “Acquisition Price”).

The Acquisition Price represents a premium of approximately:

•	98.3 per cent. to the Closing Price of 268 pence per Micro Focus Share on 24 August 2022 (being the last Business Day before the date of this Announcement);

•

79.1 per cent. to the volume-weighted average price of 297 pence per Micro Focus Share for the three-month period ended 24 August 2022 (being the last Business Day before the date of this Announcement); and

•	60.5 per cent. to the volume-weighted average price of 331 pence per Micro Focus Share for the six-month period ended 24 August 2022 (being the last Business Day before the date of this Announcement).

The Acquisition values the entire issued and to be issued ordinary share capital of Micro Focus at approximately £1.8 billion on a fully diluted basis and values Micro Focus at approximately £5.1 billion on an enterprise value basis.

The Acquisition Price implies an enterprise value multiple of approximately:

•	2.1 times Micro Focus’s revenues for the year ended 31 October 2021 and 2.2 times for the 12 months ended 30 April 2022; and

•	5.9 times Micro Focus’s Adjusted EBITDA for the year ended 31 October 2021 and 6.3 times for the 12 months ended 30 April 2022.

If any dividend, other distribution or other return of capital is announced, declared, made or paid, or becomes payable, in respect of Micro Focus Shares on or after the date of this Announcement and before the Effective Date, OpenText and Bidco reserve the right to reduce the consideration payable in respect of each Micro Focus Share by the amount of all or part of any such dividend, other distribution or other return of capital. In such circumstances, Micro Focus Shareholders would be entitled to receive and retain any such dividend, other distribution or other return of capital.

The Acquisition is expected to be effected by means of a Court-sanctioned scheme of arrangement between Micro Focus and Scheme Shareholders under Part 26 of the Companies Act, although OpenText and Bidco reserve the right to effect the Acquisition by way of a Takeover Offer.

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, including, among other things: (i) the approval of Scheme Shareholders at the Court Meeting and the passing of the resolutions relating to the Scheme by Micro Focus Shareholders at the General Meeting; (ii) the sanction of the Scheme by the Court; (iii) the Scheme becoming Effective no later than 11.59 p.m. on the Long Stop Date; and (iv) the receipt of certain antitrust and foreign investment approvals. In order to become Effective, the Scheme must be approved by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of such meeting.

Micro Focus Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of Micro Focus Shares.

3.	Background to and reasons for the Acquisition

OpenText is the leader in a growing US$92 billion Information Management market, delivering a compelling suite of hybrid solutions that help customers power and protect their critical information, enable their digital transformation and automate business workflows. OpenText elevates individuals and organisations to gain the information advantage through Content Services, Business Network, Digital Experiences, Security, and Developer APIs. With deeply integrated hybrid solutions that bring openness and agility, OpenText enables customers to bring scalable and secure solutions to grow in a digital world. Through its investments in cloud combined with its proven track record of execution, OpenText continues to deliver total growth, cloud organic growth, upper quartile adjusted EBITDA and strong free cash flow generation.

Micro Focus is one of the world’s largest enterprise software providers addressing the technology needs and challenges of its customers globally. Micro Focus’s solutions help organisations leverage existing IT investments, enterprise applications and emerging technologies to address complex, rapidly evolving business requirements while protecting corporate information at all times. Micro Focus’s broad set of technology for security, IT operations, applications delivery, governance, modernisation and analytics provides innovative solutions that the world’s largest organisations need to run and transform concurrently. Micro Focus serves tens of thousands of customers globally, including many of the largest companies in the Fortune Global 500, across a number of key sectors, and had annual revenue of approximately US$2.7 billion for the 12 months ended 30 April 2022.

The proposed acquisition of Micro Focus represents a compelling opportunity for OpenText. Micro Focus’s leadership positions in key complementary markets will expand OpenText’s strategic presence in high value segments. OpenText will benefit from Micro Focus’s valuable intellectual property and the combined software portfolio will allow for significant innovation and product integration across modern cloud and hybrid computing environments. Additionally, Micro Focus’s marquee customer base will strengthen and deepen OpenText’s presence in the Global 10,000 and expand OpenText’s geographic footprint in North America, EMEA, APAC and Japan, in each case by 50 per cent. or more, which is highly complementary to OpenText’s geographical presence today. OpenText, with Micro Focus, will possess one of the largest global customer bases and broadest solution suites in enterprise software, addressing a market opportunity of approximately US$170 billion. The Acquisition will create further opportunities through accelerating the transition of Micro Focus’s install base to cloud, modernising its applications and improving customer renewals.

The acquisition of Micro Focus represents an opportunity for significant value creation for OpenText. The proposed acquisition will allow Micro Focus to benefit from OpenText’s leadership in shifting to cloud services and best-in-class renewals to accelerate growth while enhancing and protecting customer investments off cloud. Furthermore, off-cloud innovation and offering Micro Focus’s customers multiple paths to the OpenText cloud creates an additional opportunity for growth. Through the application of OpenText best practices, elimination of duplicative costs, development of an integrated go-to-market roadmap and modernisation and migration of Micro Focus applications to OpenText’s cloud platform, OpenText expects Micro Focus to return to organic growth and uplift Adjusted EBITDA and free cash flow to OpenText standards.

The Enlarged Group is expected to generate approximately US$6.2 billion in annualised revenue and approximately US$2.2 billion annualised Adjusted EBITDA, while maintaining OpenText’s aspirations of Adjusted EBITDA margin of 37-39% in fiscal year 2025. The Enlarged Group’s cash generating profile will enable de-levering, targeting a net leverage ratio of less than 3x within eight quarters and consequently position it for future growth opportunities.

4.	Recommendation

The Micro Focus Directors, who have been so advised by Goldman Sachs and Numis as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Micro Focus Directors, Goldman Sachs and Numis have taken into account the commercial assessments of the Micro Focus Directors. Goldman Sachs and Numis are providing independent financial advice to the Micro Focus Directors for the purposes of Rule 3 of the Code.

Accordingly, the Micro Focus Directors intend to recommend unanimously that Micro Focus Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or in the event that the Acquisition is implemented by way of a Takeover Offer, that Micro Focus Shareholders accept or procure acceptance of such Takeover Offer) as the Micro Focus Directors who hold Micro Focus Shares have irrevocably undertaken to do in respect of their own beneficial holdings of Micro Focus Shares, amounting in aggregate to 1,183,378 Micro Focus Shares representing approximately 0.352 per cent. of the issued share capital of Micro Focus as at 24 August 2022 (being the last Business Day before the date of this Announcement). Further details of these irrevocable undertakings are set out at Appendix 3 to this Announcement.

5.	Background to and reasons for the recommendation

Micro Focus has more than 40 years of experience in delivering proven, scalable and robust solutions for its customers with its roots in customer-centric innovation and targeted investment. Micro Focus is now one of the world’s largest enterprise software providers delivering technology and services to power the digital economy and working with its tens of thousands of customers to help solve the digital dilemma – running and transforming simultaneously. Built through innovation and a series of transformational acquisitions, Micro Focus operates in dynamic and growing markets and has the products, capabilities and team to capture the significant opportunities available.

In late 2017, Micro Focus completed the acquisition of Hewlett Packard Enterprise’s software business (“HPE Software”) creating the seventh largest pure-play enterprise software company in the world at the time. Along with the acquisitions of The Attachmate Group and Serena Software, the combination with HPE Software brought together two of the leaders in the software industry. The number and scale of the transactions that created the enlarged Micro Focus Group was followed by a period where the management was focused on delivering the integration and the need to reposition and reinvest in certain portfolios to remain competitive in evolving end markets. In 2020, following a period of declining revenues, a detailed strategic and operational review of the business was undertaken and a new strategic plan was implemented under the leadership of Stephen Murdoch and his executive team. The emergence of the COVID-19 pandemic resulted in some operational headwinds and macroeconomic uncertainties for Micro Focus and its customers. As the business has adapted to the challenges presented, Micro Focus has demonstrated its resilient business model, which is underpinned by high levels of recurring revenues and long-term customer relationships. Through this period Micro Focus has continued to deliver for both its customers and stakeholders and continued to execute multiple programmes to transform and deliver the objectives of its strategy.

While revenues have continued to decline, significant progress in transforming Micro Focus has been made and the foundations that the Board and management team committed to deliver are now largely in place. The company is now focusing the entire organisation externally onto customers and capturing the significant opportunities for value creation. This progress is highlighted by the transition to one single enterprise-wide platform and the creation of a single global Go-to-Market organisation that can deliver sustained, improved revenue performance. Furthermore, there has been targeted investment across the portfolio, focused on capturing growth, improving customer retention and the launch of multiple SaaS and subscription offerings making Micro Focus more competitive and innovative. These initiatives have improved Micro Focus’s agility and enabled management to start to simplify the organisation and identify material opportunities for further efficiency and productivity improvements.

The Micro Focus Board acknowledges the increasingly challenging external environment in which Micro Focus and its customers are currently operating and the associated increased execution risks but believes that the transformation achieved in recent years provides a strong foundation and a broad range of opportunities for the continued development of the business and value creation for shareholders in time. The Micro Focus Board believes that this foundation provides an investment proposition for shareholders based on the following characteristics:

•	Large digital transformation portfolio: a broad product portfolio supporting critical use cases aligned to essential outcomes that Micro Focus’s customers are striving to achieve;

•	Global scale, global reach and global relevance: one of the world’s largest enterprise software companies, supporting thousands of customers worldwide;

•	Highly diversified and recurring revenue base: no revenue concentration by end market, with approximately 70 per cent. recurring revenues;

•	Strong and consistent free cash flow generation: strategy underpins sustainable cash flow generation; and

•	Efficient allocation of capital: methodical approach to investment to deliver value to Micro Focus’s customers and shareholders.

The Micro Focus Directors did not solicit an offer for Micro Focus. However, the Micro Focus Directors regularly consider all options for driving and improving shareholder value. The initial unsolicited proposals received from OpenText at 478 pence and 514 pence per Micro Focus Share were not at a level the Micro Focus Directors felt adequately reflected an appropriate valuation of Micro Focus and its future prospects. After OpenText’s third proposal reached a level of 532 pence per Micro Focus Share in cash, the Micro Focus Board determined that the offer from OpenText was at a level that they would be willing to recommend to Micro Focus Shareholders, subject to agreement of customary terms and conditions.

In considering the financial terms of the Acquisition and determining whether they reflect an appropriate valuation of Micro Focus and its future prospects, the Micro Focus Directors took into account a number of factors including that:

•

the Acquisition reflects the strength of the Micro Focus business and its future prospects, and provides an opportunity for Micro Focus Shareholders to crystallise, in cash, the value of their investments at a fair and reasonable value which represents a significant premium to the prevailing market valuation;

•

the Acquisition Price represents an attractive premium of 98.3 per cent. to the closing price on 24 August 2022 (being the last Business Day before the date of this Announcement]) and 79.1 per cent. to the volume weighted average price in the three months to 24 August 2022;

•

the Acquisition Price implies an enterprise value multiple of approximately 2.1 times Micro Focus’s revenues and 5.9 times Adjusted EBITDA for the year ended 31 October 2021 and approximately 2.2 times Micro Focus’s revenues and 6.3 times Adjusted EBITDA for the 12 months ended 30 April 2022;

•

the certainty of delivering a substantial premium to Micro Focus Shareholders in cash through the Acquisition should be weighed against the inherent uncertainty of the delivery of future value that exists in the business, in particular in the context of a more challenging macroeconomic environment for Micro Focus and its customers with higher levels of inflation, higher interest rates and deteriorating outlook for the global economy; and

•	the Acquisition delivers more immediate value and lower execution risk to Micro Focus Shareholders than other options considered by the Micro Focus Board.

The Micro Focus Board believes that the Acquisition will also deliver a number of strategic benefits to Micro Focus’s business through the combination of Micro Focus with the complementary product portfolio and operations of OpenText. The combined business will be well positioned to accelerate the simplification of the business and deliver improved revenue performance through access to an improved route to market for Micro Focus’s existing portfolio given OpenText’s significant experience in SaaS, transitions and the established SMB channel.

In considering the Acquisition, the Micro Focus Board has taken into account OpenText’s stated intentions for the business and its employees. The Micro Focus Board believes that the Acquisition represents a positive outcome for Micro Focus’s employees, customers, partners and other stakeholders who will benefit from the opportunities provided by a combination of Micro Focus with OpenText given the combined product portfolio, competitive market position, customer base and the greater scale and diversification to support Micro Focus’s future growth and development.

Following careful consideration of the financial terms of the Acquisition, the combination of value and certainty that the terms of the Acquisition provide to Micro Focus Shareholders, and the above factors, the Micro Focus Directors intend to recommend unanimously the Acquisition to Micro Focus Shareholders. The Micro Focus Directors who hold or are beneficially entitled to Micro Focus Shares have each irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the Resolutions to be proposed at the General Meeting in respect of all their Micro Focus Shares, being in aggregate 1,183,378 Micro Focus Shares (representing approximately 0.352 per cent. of the issued share capital of Micro Focus).

6.	Information relating to OpenText and Bidco

OpenText

OpenText is a publicly-listed company incorporated under the laws of Canada and its shares are traded on NASDAQ and the Toronto Stock Exchange, with a market capitalisation of approximately US$10 billion. OpenText is a leading provider of information management products and services that help companies all over the world manage the creation, capture, use, analysis and lifecycle of structured and unstructured data. OpenText has a long history of successful transactions executed with focus and speed, both in our traditional and adjacent market segments, and a proven track record of effectively integrating acquired businesses.

Bidco

Bidco is a wholly-owned subsidiary of OpenText, incorporated in England and Wales. Bidco has been formed for the purpose of implementing the Acquisition. Save for activities undertaken in connection with its incorporation and the Acquisition, Bidco has not, since its incorporation, traded before the date of this Announcement.

7.	Information relating to the Micro Focus Group

Micro Focus is one of the world’s largest enterprise software providers addressing the technology needs and challenges of its customers globally. Micro Focus’s solutions help organisations leverage existing IT investments, enterprise applications and emerging technologies to address complex, rapidly evolving business requirements while protecting corporate information at all times. Micro Focus’s broad set of technology for security, IT operations, applications delivery, governance, modernisation and analytics provides innovative solutions that the world’s largest organisations need to run and transform concurrently.

Micro Focus software provides the tools that its tens of thousands of customers need to build, operate, secure and analyse their enterprises. Within the Micro Focus product portfolio are a broad and diverse portfolio of products which are organised into five product groups with each group containing multiple products:

•

Application Modernisation & Connectivity (“AMC”): AMC solutions help customers unlock the value from core business applications through the provision of innovative solution for modernisation which enable a transformational journey to deliver ongoing value and greater flexibility from longstanding IT investments, on or off the mainframe.

•

Application Delivery Management (“ADM”): ADM solutions help customers increase velocity, remove bottlenecks and deliver high-performing applications to better support their digital business. Combined, these solutions increase stakeholder alignment and the delivery of value, while liberating resources to release faster without compromising quality.

•

IT Operations Management (“ITOM”): ITOM Solutions simplify the complexity of IT operations. Powered by built-in analytics, they help business users easily engage with IT through Enterprise Service Management, deliver Full-Stack AIOps for service assurance, automate the service fulfilment life cycle, and strengthen IT service governance.

•

CyberRes: Comprehensive security solutions help enterprises create cyber resilience through detecting threats, securing data and applications, and protecting identities – enabling customers to adapt and evolve for the future. Artificial Intelligence, machine learning and behavioural analytics capabilities enable this to be done and enterprise scale.

•

Information Management & Governance (“IM&G”): IM&G solutions help customers analyse, understand and control data – to derive value and manage enterprise risk. Efficient compliance, governance, customer behaviour and IOT analytics are representative use cases.

Micro Focus is headquartered in the United Kingdom, with significant operations in the United States and India where the majority of its workforce is based. Micro Focus is listed on the London Stock Exchange and is a member of the FTSE 250 index. The Micro Focus ADSs are listed on the New York Stock Exchange.

8.	Strategic plans and intentions with regard to management, employees and places of business

The proposed acquisition of Micro Focus is a highly compelling strategic proposition for OpenText, which provides the opportunity for significant growth, cost synergies and strong value creation for the Enlarged Group and substantial benefits for all stakeholders. OpenText believes that the acquisition of Micro Focus will create a global platform for information and infrastructure software available in the cloud and off-cloud. OpenText believes that the Enlarged Group will benefit from one of the most diverse product ranges in the market with multiple avenues for future growth, revenue and cash flow generation. OpenText is aware of the scale of the transformation that the Micro Focus Group has been delivering in recent years in the context of a challenging macroeconomic environment and believes that it can bring significant expertise and resources, together with deep experience of integrating acquired businesses into the OpenText Group, to support Micro Focus’s business transformation efforts and position the Enlarged Group for future revenue and cash flow growth.

OpenText values Micro Focus’s strong brands, products and culture and attaches great importance to the depth of skillset, expertise and experience of Micro Focus’s management team and employees. OpenText intends that existing employees of Micro Focus will have the ability to benefit from potential new opportunities and will make an important contribution to the success of the Enlarged Group following the Effective Date.

OpenText has confidence in the UK as an attractive destination for investment and in the long-term future of the UK’s technology sector. OpenText values Micro Focus’s and OpenText’s UK heritage, Micro Focus’s commercial and Government customer base in the UK, and Micro Focus’s and OpenText’s existing customers, employees and investments in the UK. OpenText is committed to maintaining a strong presence in the UK and the Enlarged Group will honour and continue to deliver Micro Focus’s contracts with the UK Government.

Prior to this Announcement, and consistent with market practice, OpenText has been granted access to limited Micro Focus information and Micro Focus’s senior management for the purposes of conducting a confirmatory due diligence exercise. Following the Effective Date, OpenText intends to review Micro Focus’s business further to determine the optimal structure for the Micro Focus Group and its operations within the Enlarged Group’s business units and markets. However, OpenText has not yet made any decisions in relation to specific actions or initiatives. OpenText expects its review to include Micro Focus’s business and operations (including recruitment and vendor costs, open vacancies, sales, product development and research and development (“R&D”) activities), premises and pension schemes. OpenText expects to conclude its review within 12 months after the Effective Date and intends for Micro Focus to be on OpenText’s operating model within six quarters after the Effective Date.

Cost savings programme

OpenText notes and supports Micro Focus’s management’s stated objective to achieve approximately US$300 million of targeted cost reductions (net of inflation) under its group-wide cost initiatives in order to reduce the Micro Focus cost base and free-up cash flow and position the Micro Focus business for future growth, and understands from Micro Focus’s management that Micro Focus has already begun executing targeted initiatives in order to achieve its cost saving targets.

In addition to Micro Focus’s US$300 million of targeted net cost reductions (net of inflation), OpenText is targeting approximately US$100 million of additional cost synergies across the Enlarged Group consistent with market practice for transactions of this scale, which OpenText intends to realise within the 24 months following the Effective Date. Although no firm decisions have been made at this stage, OpenText anticipates that of the total approximately US$400 million target cost savings, the savings not already executed by Micro Focus will be generated primarily through a combination of operational efficiencies, elimination of duplicative roles and listed public company costs (which includes Micro Focus listing costs, audit and other professional fees and Micro Focus Board remuneration packages), lower general and administrative expenses relative to the size of the Enlarged Group, rationalisation of recruitment and vendor costs, ceasing hiring for non-essential vacancies, best in class improvements in sales and product development productivity, and optimisation of the Enlarged Group’s portfolio of real estate and offices to ensure that the Enlarged Group is operating efficiently and in line with industry best practice. OpenText expects that these initiatives will result in moderate headcount reduction across the Enlarged Group consistent with market practice for transactions of this scale. At this stage, no decisions have been made in relation to the extent to which headcount reductions in any geographies or areas of the business might contribute towards the targeted cost savings.

Research and development

Owing to the nature of its business, Micro Focus conducts significant R&D activities, with approximately 40 per cent, of the Micro Focus employee base dedicated to R&D.

OpenText is also committed to innovation and helping organisations deliver on their digital imperatives.

As part of the review referred to above, OpenText will evaluate the existing R&D and related functions (customer support and sales) of the Micro Focus Group to ascertain how best to integrate these activities into the OpenText Group’s existing functions. The review will be focused on identifying product offerings and end markets where optimisation of R&D and related functions and/or capital investment, simplification of product offerings and/or increased coordination between business units within the Enlarged Group can help drive long-term growth. Although OpenText has not made any decisions in relation to any specific actions that may be taken as a result of this review, OpenText expects to consider the following areas of potential integration and consolidation: business units, cloud operations, technical support and centralised common R&D activities. Innovation and R&D in the UK will continue following the Effective Date.

Management and employees

OpenText attaches great importance to the depth of skillset, expertise and experience of the existing management and employees of the Micro Focus Group. OpenText anticipates that employees of the Micro Focus Group will have the opportunity to benefit from potential new opportunities within the Enlarged Group following the Effective Date.

Following the Effective Date, the existing contractual and statutory employment rights of the Micro Focus employees will be safeguarded, in accordance with applicable law. OpenText does not intend to make any material changes to the terms and conditions of employment of Micro Focus employees for a period of 12 months after the Effective Date.

As stated above, OpenText expects that the cost saving targets referred to above will result in moderate headcount reduction across the Enlarged Group, consistent with market practice for transactions of this scale. At this stage, no decisions have been made in relation to the extent to which headcount reductions in any geographies or areas of the business might contribute towards the targeted cost savings, however, as stated above, any headcount reduction is likely to result from a combination of operational efficiencies, elimination of duplicative roles and listed public company costs, lower general and administrative expenses relative to the size of the Enlarged Group and best in class improvements in sales and product development productivity. The evaluation, preparation, finalisation and implementation of any headcount reductions will be subject to comprehensive planning and engagement with Micro Focus’s leadership and all necessary information and consultation with employees and employee representatives required by applicable local law, and may be reduced by natural attrition. Any individuals affected will be addressed in a manner consistent with the established high standards and practices of OpenText, and in accordance with applicable local laws. OpenText will also consider, where possible, how individuals in affected roles may potentially be reassigned to other appropriate roles within the Enlarged Group.

Save as set out above, OpenText does not intend to make any material change in the balance of skills and functions of employees and management of Micro Focus. It is expected that each of the non-executive Micro Focus directors will resign from their office as a director of Micro Focus on or shortly after the Effective Date.

Management Incentive Arrangements

Under the terms of the Co-operation Agreement, OpenText and Micro Focus have agreed that all outstanding awards and options under the Micro Focus Share Plans that are unvested immediately before Court Sanction will be dealt with as follows:

•	RSU Awards will be exchanged for equivalent awards over OpenText shares;

•

PSU Awards granted in FY20 and FY21 will vest on Court Sanction to the extent determined by the Micro Focus Remuneration Committee in accordance with the relevant share plan rules and PSU Awards granted in FY22 will be exchanged for equivalent awards over OpenText shares;

•	Awards under the Micro Focus DSBP will be exchanged for equivalent awards over OpenText shares; and

•

OpenText will make appropriate proposals to participants who hold options under the Micro Focus ESPP, Irish Sharesave and UK Sharesave plans in due course in accordance with the relevant plans rules and applicable law.

As outlined in more detail in the Co-operation Agreement, OpenText and Micro Focus have also agreed provisions relating to the treatment of awards held by Micro Focus employees who cease employment with the Enlarged Group in certain circumstances during a specified period after the Effective Date.

Further details on OpenText’s proposals regarding both vested and unvested awards under the Micro Focus Share Plans will be provided in the Scheme Document and in the letters to participants in the Micro Focus Share Plans as required by Rule 15 of the Code.

Other than as disclosed in this paragraph 8, OpenText has not entered into, and has not had any discussions in respect of, any form of incentivisation or other arrangements with members of Micro Focus’s management.

Headquarters, locations and fixed assets

The Acquisition provides the opportunity to optimise Micro Focus’s and OpenText’s existing offices. As part of the review referred to above, following the Effective Date, OpenText will review the global office and real estate footprint of the Enlarged Group, and consider where the Enlarged Group has co-located office facilities and where there is scope for consolidation in order to optimise rental and lease expenses, and to enable colleagues to work more closely together and enhance the corporate culture of the Enlarged Group. The review will include both OpenText and Micro Focus offices. Subject to this review, OpenText expects that there will be opportunities to consolidate in a number of locations where Micro Focus and OpenText operate. OpenText expects that the Enlarged Group will retain a combination of existing OpenText and Micro Focus offices.

Following the Effective Date, OpenText intends to maintain its global head office location of Waterloo, Canada, which will serve as the global head office of the Enlarged Group.

OpenText does not have any intentions to redeploy any of Micro Focus’s fixed assets.

Pensions

Micro Focus does not operate any defined benefit pension schemes in the UK. Micro Focus operates a number of defined benefit pension schemes in countries outside the UK, with the highest concentration of these schemes being in Germany (where typically there are no funding requirements in addition to the obligation on the employer to settle the benefits when they fall due for payment).

OpenText recognises the importance of upholding Micro Focus’s pension obligations and ensuring that, where relevant, Micro Focus’s pension schemes are appropriately funded in accordance with their governing documentation and statutory requirements in the relevant jurisdictions. However, as part of the review referred to above, OpenText will need to review Micro Focus’s pension schemes in detail after the Effective Date, including in relation to any ongoing funding arrangements, contributions and admission of new members to the schemes. Any changes resulting from such review will be made in accordance with applicable law and the documentation governing the schemes.

Trading facilities

Micro Focus Shares are currently listed on the Official List and admitted to trading on the Main Market of the London Stock Exchange. As set out in paragraph 14 below, applications will be made to: (a) the London Stock Exchange to cancel trading in Micro Focus Shares on the Main Market of the London Stock Exchange; and (b) the FCA to cancel the listing of the Micro Focus Shares on the Official List, in each case with effect from or shortly after the Effective Date. OpenText also intends to re-register Micro Focus as a private company as soon as practicable following the Effective Date.

As set out in paragraph 14 below, it is intended that, following the Effective Date, Micro Focus’s ADR Programme will be terminated and that applications will be made to delist the Micro Focus ADSs from the NYSE and terminate Micro Focus’s registration with the SEC.

Environmental, Social and Governance

OpenText prioritizes environmental, social and corporate governance (“ESG”) goals and recently published its 3rd annual Corporate Citizenship Report. OpenText is proud of its ESG accomplishments and is committed to a science-based emissions target of 50 per cent. reduction by 2030 with net-zero by 2040. OpenText is also supportive of Micro Focus’s existing environmental, renewable energy and carbon related commitments and will continue to support such initiatives to ensure that Micro Focus achieves its aims of making sustainable and responsible businesses an integral part of Micro Focus’s operations.

None of the statements in this paragraph 8 is a “post-offer undertaking” for the purposes of Rule 19.5 of the Code.

9.	Irrevocable undertakings

OpenText has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting from those Micro Focus Directors who hold Micro Focus Shares in respect of their own beneficial shareholdings, totalling 1,183,378 Micro Focus Shares, representing approximately 0.352 per cent. of the issued share capital of Micro Focus as at 24 August 2022, being the last Business Day before the date of this Announcement.

In addition to the irrevocable undertakings received from Micro Focus Directors described above, OpenText has received an irrevocable undertaking to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting from Dodge & Cox in respect of, in aggregate, 54,654,085 Micro Focus Shares (including 31,090,071 Micro Focus Shares represented by Micro Focus ADSs), representing approximately 16.27 per cent. of the issued share capital of Micro Focus as at 24 August 2022, being the last Business Day before the date of this Announcement.

Therefore, in total, OpenText has received irrevocable undertakings to vote in favour (or procure a vote in favour) of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting in respect of 55,837,463 Micro Focus Shares (including 31,090,071 Micro Focus Shares represented by Micro Focus ADSs), representing approximately 16.62 per cent. of the issued share capital of Micro Focus as at 24 August 2022, being the last Business Day before the date of this Announcement.

Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.

10.	Financing of the Acquisition

Concurrently with this Announcement, OpenText and certain of its subsidiaries entered into (i) a Term Loan Agreement (the “Term Loan Agreement”) among OpenText, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent and (ii) a Bridge Loan Agreement (the “Bridge Loan Agreement”, and the bridge facility provided for therein, the “Bridge Facility”), among OpenText, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent.

The Term Loan Agreement provides for a senior secured delayed-draw term loan facility in an aggregate principal amount of $2.585 billion (the “Term Loan Facility”). The proceeds of the Term Loan Facility will only be used to finance the Acquisition, including the cash consideration payable to Micro Focus Shareholders.

The Bridge Loan Agreement provides for commitments of up to $2.0 billion which, together with cash on hand and borrowings under OpenText’s existing revolving credit facility, will be used to repay Micro Focus’s existing debt. Subject to the conditions in the Bridge Loan Agreement, OpenText intends to reduce commitments or the borrowings under the Bridge Loan Agreement by accessing the debt capital markets prior to or following the closing of the Acquisition. Such debt issuance would be subject to market and other conditions and this Announcement does not constitute the offer or sale of any securities in any jurisdiction.

Barclays, as sole financial adviser to OpenText and Bidco, is satisfied that sufficient resources are available to Bidco to satisfy in full the cash consideration payable to Micro Focus Shareholders pursuant to the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

11.	Acquisition-related arrangements

Confidentiality Agreement

OpenText and Micro Focus entered into the Confidentiality Agreement on 28 July 2022 pursuant to which each of OpenText and Micro Focus has undertaken to keep certain information relating to the Acquisition and to the other party confidential and not to disclose such information to third parties (except to certain permitted parties) for the purposes of evaluating the Acquisition or as permitted in writing by the other party, unless required by applicable laws or regulations. The confidentiality obligations of each party under the Confidentiality Agreement shall remain in place for a period of 24 months from the date of the Confidentiality Agreement, with certain exceptions. The Confidentiality Agreement also contains customary non-solicit and standstill provisions, in each case subject to customary carve-outs.

Clean Team Agreement

OpenText and Micro Focus entered into the Clean Team Agreement on 1 August 2022, which sets out how any confidential information that is commercially sensitive can be disclosed, used or shared for the purposes of due diligence, negotiations, integration planning and antitrust and/or regulatory analyses and clearances. Such commercially sensitive information must only be made available to the party receiving information through designated persons removed from day-to-day commercial or strategic operations and decisions and external professional advisers. The findings of such designated persons and external advisers may only be relayed to other employees, officers and directors of the receiving party in specified circumstances and subject to certain restrictions.

Co-operation Agreement

OpenText, Bidco and Micro Focus entered into a co-operation agreement (the “Co-operation Agreement”) on 25 August 2022, pursuant to which, among other things, OpenText and Micro Focus have agreed to cooperate: (i) in relation to obtaining regulatory clearances in connection with the Acquisition and the making of filings in respect of such clearances, and (ii) in preparing and implementing appropriate proposals in relation to Micro Focus’s employees and the Micro Focus Share Plans. Bidco has also agreed to certain provisions in relation to any switch to a Takeover Offer.

The Co-operation Agreement will terminate in certain circumstances, including: (i) if agreed in writing between OpenText and Micro Focus at any time before the Effective Date, (ii) upon service of a notice from OpenText to Micro Focus if the Micro Focus Directors withdraw, qualify or adversely modify their recommendation of the Acquisition, or make an announcement that they intend to, or (iii) upon service of a notice by either party if, (a) a competing offer completes, becomes effective or is declared or becomes unconditional, (b) the Acquisition terminates or lapses in accordance with its terms, unless such termination or lapse is as a result of a switch to an offer, (c) any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date and, notwithstanding that Bidco has the right to waive such Condition, it will not do so (in circumstances where the invocation of the relevant Condition has been permitted by the Panel), (d) the Scheme is not approved at the relevant Court meeting or sanctioned by the Court, or the Micro Focus Shareholder resolutions necessary to approve the Scheme are not passed by the Micro Focus Shareholders, or (e) the Acquisition does not become effective by the Long Stop Date.

12.	Micro Focus Share Plans

Participants in the Micro Focus Share Plans shall be contacted regarding the effect of the Acquisition on their rights under the Micro Focus Share Plans and appropriate proposals will be made to such participants in due course. Details of these proposals will be set out in the Scheme Document.

13.	Structure of and conditions to the Acquisition

It is intended that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act, although OpenText reserves the right to implement the Acquisition by means of a Takeover Offer (subject to Panel consent and the terms of the Co-operation Agreement). The purpose of the Scheme is to provide for Bidco to become the owner of the issued and to be issued share capital of Micro Focus. The Scheme is an arrangement between Micro Focus and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, among other things, an application by Micro Focus to the Court to sanction the Scheme, in consideration for which Scheme Shareholders will receive cash on the basis described in paragraph 2 of this Announcement.

On the Scheme becoming Effective: (i) it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and, if they attended and voted, whether or not they voted in favour of the Scheme at the Court Meeting or in favour of or against the Resolutions at the General Meeting); and (ii) share certificates in respect of Scheme Shares will cease to be of value and should be destroyed and entitlements to Scheme Shares held within the CREST system will be cancelled. The consideration payable under the Scheme will be despatched to Scheme Shareholders by Bidco no later than 14 days after the Effective Date.

Any Micro Focus Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. The Resolutions to be proposed at the General Meeting will, among other matters, provide that the Micro Focus Articles be amended to incorporate provisions requiring any Micro Focus Shares issued or transferred after the Scheme Record Time (other than to Bidco and/or its nominee(s)) to be automatically transferred to Bidco on the same terms as the Acquisition (other than terms as to timings and formalities). The provisions of the Micro Focus Articles (as amended) will avoid any person (other than Bidco and its nominee(s)) holding shares in the capital of Micro Focus after the Effective Date.

The Acquisition is subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions to be set out in the Scheme Document, including, among other things:

•

the approval of the Scheme by a majority in number of the Scheme Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court or at any adjournment of such meeting) and who represent not less than 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders;

•	the passing of the Resolutions by the requisite majority of Micro Focus Shareholders at the General Meeting;

•

the Scheme being sanctioned by the Court (without modification, or with modification on terms agreed by OpenText and Micro Focus) and an office copy of the Court Order being delivered to the Registrar of Companies; and

•	the receipt of certain antitrust and foreign investment approvals.

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and General Meeting, together with Forms of Proxy, will be provided to Micro Focus Shareholders within 28 days of the date of this Announcement (unless a later date is agreed between OpenText, Micro Focus and the Panel). Subject to the satisfaction or waiver of all relevant conditions, including the Conditions and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court, it is expected that the Scheme will become Effective in the first quarter of 2023. An expected timetable of principal events relating to the Acquisition will be included in the Scheme Document.

The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the Court and the FCA.

Subject to the terms of the Co-operation Agreement, and obtaining the consent of the Panel, OpenText reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme.

In such event, the Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Acquisition, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of Micro Focus Shares to which the Takeover Offer relates (or such lesser percentage as may be required by the Co-operation Agreement and/or determined after consultation with the Panel (if necessary)), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Micro Focus, including, for this purpose, any such voting rights attaching to Micro Focus Shares that are issued before the Takeover Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise).

14.	Cancellation of admission to listing and re-registration as a private company

It is intended that dealings in Micro Focus Shares will be suspended shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Micro Focus Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of Micro Focus Shares on the Official List, in each case with effect from or shortly following the Effective Date.

On the first Business Day after the Effective Date, entitlements to Micro Focus Shares held within the CREST system will be cancelled, and share certificates in respect of Micro Focus Shares will cease to be valid.

It is also intended that, following the Effective Date, Micro Focus will be re-registered as a private limited company.

It is intended that, following the Effective Date, the Micro Focus ADR Programme will be terminated and that applications be made to delist the Micro Focus ADSs from the NYSE and terminate Micro Focus’s registration with the SEC.

15.	Interests in Micro Focus Shares

As at close of business on 24 August 2022 (being the last Business Day before the date of this Announcement), save for the irrevocable undertakings referred to in paragraph 9 above, neither OpenText, Bidco nor, so far as OpenText and Bidco are aware, any person acting in concert with OpenText or Bidco for the purposes of the Acquisition, had:

(A)	any interest in, or right to subscribe for, any relevant securities of Micro Focus;

(B)

any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any relevant securities of Micro Focus;

(C)	procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Micro Focus;

(D)	borrowed or lent, or entered into any financial collateral arrangements or dealing arrangements in respect of, any relevant securities of Micro Focus; or

(E)	is party to any Dealing Arrangement in relation to relevant securities of Micro Focus.

In the interests of secrecy before this Announcement, OpenText and Bidco have not made any enquiries in respect of the matters referred to in this paragraph 15 of certain parties who may be deemed by the Panel to be acting in concert with OpenText and/or Bidco for the purposes of the Acquisition. Enquiries of such parties will be made as soon as practicable following the date of this Announcement. To the extent necessary, further disclosure in accordance with Rule 8.1(a) and Note 2(a)(i) on Rule 8 of the Code will be made as soon as possible and by no later than 12 noon on 9 September 2022.

16.	Overseas Shareholders

The availability of the Acquisition and the distribution of this Announcement to Micro Focus Shareholders who are not resident in the United Kingdom may be affected by the laws and regulations of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Micro Focus Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Micro Focus Shareholders are advised to read carefully the Scheme Document and related Forms of Proxy once these have been despatched.

17.	Micro Focus ADSs

The Micro Focus Shares underlying the Micro Focus ADSs will be included in the Acquisition. Micro Focus ADS Holders will receive the Acquisition Price under the terms of the Acquisition in respect of the Micro Focus Shares underlying their Micro Focus ADSs in accordance with the terms of the Micro Focus ADR Programme deposit agreement upon surrender of their Micro Focus ADSs. The depositary of the Micro Focus ADR Programme, Deutsche Bank Trust Company Americas, will contact Micro Focus ADS Holders with further details in due course.

It is intended that, following the Effective Date, the Micro Focus ADR Programme will be terminated and that applications be made to delist the Micro Focus ADSs from the NYSE and terminate Micro Focus’s registration with the SEC.

18.	Documents available on website

Copies of the following documents will be available promptly on OpenText’s and Micro Focus’s websites at https://investors.opentext.com/ and https://www.microfocus.com/en-us/investors, respectively, by no later than 12 noon on the Business Day following the date of this Announcement, subject to certain restrictions relating to persons residing in Restricted Jurisdictions until the end of the Offer Period:

(a)	this Announcement;

(b)	the irrevocable undertakings described in Appendix 3 to this Announcement;

(c)	the Confidentiality Agreement;

(d)	the Clean Team Agreement;

(e)	the Co-operation Agreement;

(f)	the consent letters from each of Barclays, Goldman Sachs and Numis referred to in paragraph 19 below; and

(g)	the documents relating to the financing of the Acquisition.

None of the content of any of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

19.	General

The Acquisition will be subject to the Conditions and other terms set out in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. The Scheme Document will be despatched to Micro Focus Shareholders within 28 days of the date of this Announcement (unless a later date is agreed between OpenText, Micro Focus and the Panel).

In deciding whether or not to vote or procure votes to approve the Scheme at the Court Meeting or to vote or procure votes in favour of the resolutions relating to the Scheme at the General Meeting in respect of their Micro Focus Shares, Micro Focus Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Goldman Sachs, Numis and Barclays have each given and not withdrawn their consent to the publication of this Announcement with the inclusion in this Announcement of the references to their names in the form and context in which they appear.

The bases and sources for certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. Details of irrevocable undertakings received by OpenText and given by the Micro Focus Directors and Dodge & Cox are set out in Appendix 3 to this Announcement. The defined terms used in this Announcement are set out in Appendix 4 to this Announcement.

Enquiries

Micro Focus International plc

Micro Focus International plc
Stephen Murdoch, CEO Matt Ashley, CFO Ben Donnelly, Investor Relations	+44 (0) 1635 32646 Investors@microfocus.com

Goldman Sachs International (Lead financial adviser to Micro Focus)
Jung Min Nicholas van den Arend Nick Harper	+44 (0) 20 7774 1000

Numis Securities Limited (Financial adviser and corporate broker to Micro Focus)
Simon Willis Joshua Hughes Havish Patel	+44 (0) 20 7260 1000

Jefferies International Limited (Financial adviser and corporate broker to Micro Focus)
Sam Barnett Philip Noblet	+44 (0) 20 7029 8000

Brunswick (PR advisor to Micro Focus)
Sarah West Jonathan Glass	+44 (0) 20 7404 5959 microfocus@brunswickgroup.com

OpenText

OpenText
Harry Blount, SVP, Investor Relations	+1 415 963 0825

Barclays (sole financial adviser to OpenText and Bidco)
Omar Faruqui	+44 (0) 20 7623 2323
Bruce Rothney Steven Markovich Michael Keslosky Darren Johnson

Allen & Overy LLP and Cleary Gottlieb Steen & Hamilton LLP are acting as legal advisers to OpenText and Bidco. Slaughter and May and Cravath, Swaine & Moore LLP are acting as legal advisers to Micro Focus.

The person responsible for arranging the release of this Announcement on behalf of Micro Focus is Janet McCarthy, Chief Legal Officer.

Important notices relating to financial advisers

Barclays which is authorised by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for OpenText and Bidco and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than OpenText and Bidco for providing advice in relation to the Acquisition or any other matter referred to in this Announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), Barclays and its affiliates will continue to act as exempt principal trader in Micro Focus securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Goldman Sachs International (“Goldman Sachs”), which is authorised by the PRA and regulated by the FCA and the PRA in the United Kingdom, is acting exclusively for Micro Focus and no one else in connection with the Acquisition and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Goldman Sachs or for providing advice in connection with the matters referred to in this Announcement. No representation or warranty, express or implied, is made by Goldman Sachs as to the contents of this Announcement.

Numis Securities Limited (“Numis”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Micro Focus and no one else in connection with the Acquisition and the contents of this Announcement and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Numis nor for providing advice in relation to the Acquisition, the contents of this Announcement or any matters referred to herein. Neither Numis nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Numis in connection with this Announcement, any statement contained herein or otherwise.

Jefferies International Limited (“Jefferies”), which is regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively for Micro Focus and no one else in connection with the matters set out in this Announcement. In connection with such matters, Jefferies will not regard any other person as its client and will not be responsible to anyone other than Micro Focus for providing the protections afforded to clients of Jefferies or for providing advice in relation to the contents of this Announcement or any other matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document (and the accompanying Forms of Proxy), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer document).

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the UK.

Overseas Shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the UK may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Acquisition or to vote their Micro Focus Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by OpenText or required by the Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

The Acquisition will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

Further details in relation to Micro Focus Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for U.S. investors

U.S. shareholders (and Micro Focus ADS Holders) should note that the Acquisition relates to an offer for the shares of a UK company that is a “foreign private issuer” as defined under Rule 3b-4 of the U.S. Exchange Act and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act, as amended. Accordingly, the Acquisition is subject to the procedural and disclosure requirements, rules and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the requirements of the U.S. tender offer and proxy solicitation rules. If, in the future, OpenText exercises its right to implement the Acquisition by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Acquisition will be made in compliance with applicable U.S. securities laws and regulations, including Sections 14(d) and 14(e) of the U.S. Exchange Act and Regulation 14D and 14E thereunder. Such a takeover offer would be made in the United States by OpenText and/or Bidco (a wholly-owned subsidiary of OpenText) and no one else.

The financial information with respect to Micro Focus included in this Announcement and the Scheme Document has been or will have been prepared in accordance with IFRS and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP.

It may be difficult for U.S. shareholders and Micro Focus ADS Holders to enforce their rights and any claims they may have arising under the U.S. federal securities laws in connection with the Acquisition, since Micro Focus, OpenText and Bidco are each located in a country other than the United States, and some or all of their respective officers and directors may be residents of countries other than the United States. U.S. shareholders and Micro Focus ADS Holders may not be able to sue Micro Focus, OpenText, Bidco or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel Micro Focus, OpenText or Bidco and their respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

The receipt of cash pursuant to the Scheme by U.S. shareholders (and Micro Focus ADS Holders) as consideration for the cancellation of its Micro Focus shares pursuant to the Scheme may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each Micro Focus Shareholder (including U.S. shareholders) is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable U.S. federal, state and local, as well as foreign and other, tax laws.

Micro Focus is currently subject to the informational requirements of the U.S. Exchange Act and, in accordance therewith, files reports and other documents with the SEC. Reports and other information filed by Micro Focus with the SEC may be obtained free or charge from the SEC’s website at www.sec.gov.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this Announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the U.S. Exchange Act (if applicable), OpenText, Bidco, certain affiliated companies and their nominees or brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Micro Focus outside of the United States, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made, they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including the U.S. Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Forward-looking statements

This Announcement (including information incorporated by reference in this Announcement), oral statements made regarding the Acquisition, and other information published by OpenText, Bidco and Micro Focus contain statements which are, or may be deemed to be, “forward-looking statements”. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of OpenText, Bidco and Micro Focus about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Acquisition on the OpenText Group, the Micro Focus Group and the Enlarged Group, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budget”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. OpenText, Bidco and Micro Focus give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of OpenText, Bidco and/or Micro Focus) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the OpenText Group, the Micro Focus Group and/or the Enlarged Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions; the impact of the Covid-19 pandemic or other pandemics, asset prices; market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, the UK’s exit from the European Union, Eurozone instability, the Russia-Ukraine conflict, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Enlarged Group to realise successfully any anticipated synergy benefits when the Acquisition is implemented (including changes to the board and/or employee composition of the Enlarged Group), the inability of the OpenText Group to integrate successfully the Micro Focus Group’s operations and programmes when the Acquisition is implemented, the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Acquisition when the Acquisition is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

Each forward-looking statement speaks only as of the date of this Announcement. Neither OpenText Group nor Micro Focus Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this Announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including under the Code, the UK Market Abuse Regulation and the Disclosure Guidance and Transparency Rules), neither the OpenText Group nor the Micro Focus Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates or quantified financial benefits statements

Nothing in this Announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified financial benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for OpenText or Micro Focus for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for OpenText or Micro Focus, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the Announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. on the tenth business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the tenth business day following the Announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror before the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b)

applies must be made by no later than 3.30 p.m. on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by Micro Focus Shareholders, persons with information rights and other relevant persons for the receipt of communications from Micro Focus may be provided to OpenText and/or Bidco during the Offer Period as required under section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on a website and availability of hard copies

This Announcement and the documents required to be published pursuant to Rule 26 of the Code will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on OpenText’s website at https://investors.opentext.com/ and on Micro Focus’s website at https://www.microfocus.com/en-us/investors by no later than 12 noon (London time) on the Business Day following the publication of this Announcement. Neither the content of any of the websites referred to in this Announcement nor the content of any website accessible from hyperlinks in this Announcement is incorporated into, or forms part of, this Announcement.

Micro Focus Shareholders may, subject to applicable securities laws, request a hard copy of this Announcement (and any information incorporated into it by reference to another source) by contacting Micro Focus’s registrars, Equiniti, between 8.30 a.m. to 5.30 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales) on 0371 384 2734 (textphone for shareholders with hearing difficulties 0371 384 255) within the United Kingdom or on +44 (0)121 415 0804 from overseas, or by submitting a request in writing to Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, with an address to which the hard copy may be sent. Calls are charged at the standard geographic rate and will vary by provider. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. Micro Focus Shareholders may, subject to applicable securities laws, also request that all future documents, announcements and information to be sent in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Non-GAAP Financial Measures

This Announcement includes certain financial measures that the SEC defines as “non- GAAP measures.” For a reconciliation of Micro Focus’s Adjusted EBITDA to the most directly comparable measure calculated and presented in accordance with IFRS and a discussion of their limitations, please refer to Micro Focus’s Annual Report and Accounts for the year ended October 31, 2021 on Form 20-F under “Segmental Reporting” and Micro Focus’s Interim Results for the six-months ended April 30, 2022 on Form 6-K under “Alternative Performance Measures.”

Financial Projections

Any depiction of future revenue is based on predictions by OpenText’s and Micro Focus’s management and is a forecasted projection only. A reconciliation of expected Adjusted EBITDA, a forward-looking non-GAAP measure, would not be feasible without unreasonable efforts because of the unpredictability of the items that would be excluded from non-GAAP measures for the resulting company.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Micro Focus confirms that as at the date of this Announcement, it had in issue 336,020,900 ordinary shares (excluding ordinary shares held in treasury) of 10 pence each. The International Securities Identification Number (ISIN) for the ordinary shares is GB00BJ1F4N75.

In addition, as at the date of this Announcement there are unlisted warrants issued to Amazon.com NV Investment Holdings LLC to subscribe for up to 15,924,384 ordinary shares in Micro Focus at 446.60 pence per share (the “AWS Warrants”), in connection with a commercial agreement entered into between Micro Focus and Amazon.com Services LLC on 24 February 2021. The vesting of the AWS Warrants generally depends on the level of software revenues generated by Amazon, Inc. and/or any of its affiliates for Micro Focus under the commercial agreement over the multi-year term, according to revenue targets set out in the agreement. The vesting of the AWS Warrants is subject to acceleration in certain limited circumstances (including a change of control of Micro Focus or a sale of certain parts of Micro Focus’s group).

APPENDIX 1

CONDITIONS AND CERTAIN FURTHER TERMS OF THE ACQUISITION

The Acquisition will be subject to the terms and conditions set out in this Appendix and in the Scheme Document.

Part A

1.	Conditions to the Scheme and the Acquisition

The Acquisition will be conditional on the Scheme becoming unconditional and Effective, subject to the provisions of the Code, by no later than 11.59 p.m. on the Long Stop Date.

2.	Scheme approval

The Scheme will be subject to the following conditions:

(a)	(i)	its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Micro Focus at the Voting Record Time (or the relevant class or classes thereof, if applicable), in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court (as applicable) or at any adjournment of any such meeting; and

	(ii)	the Court Meeting and any separate class meeting which may be required by the Court being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date (if any) as OpenText and Micro Focus may agree and, if required, the Court may allow);

(b)	(i)	the Resolutions being duly passed by the requisite majority or majorities of the Micro Focus Shareholders at the General Meeting or at any adjournment thereof; and

	(ii)	the General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date (if any) as OpenText and Micro Focus may agree, and if required, the Court may allow); and

(c)	(i)	the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to OpenText and Micro Focus) and the delivery of a copy of the Court Order to the Registrar of Companies (the Court Sanction); and

	(ii)	the Sanction Hearing being held on or before the 22nd day after the expected date of the Sanction Hearing to be set out in the Scheme Document in due course (or such later date (if any) as OpenText and Micro Focus may agree, and if required, the Court may allow).

In addition, subject as stated in Part B below and to the requirements of the Panel, the Acquisition will also be conditional on the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

3.	Antitrust

(a)	European Union

insofar as the Acquisition constitutes, or is deemed to constitute, a concentration with a Community dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”):

(i)

the European Commission having issued a decision under Article 6(1)(b), 6(2), 8(1) or 8(2) of the Regulation, or being deemed to have done so under Article 10(6) of the Regulation, declaring the Acquisition compatible with the internal market and allowing the Acquisition to proceed unconditionally or on terms satisfactory to OpenText; or

(ii)

following a referral by the European Commission of the Acquisition (or part of it) to a relevant national competition authority of an EU Member State under Article 9 of the Regulation, all such relevant competition authority or authorities having issued or being deemed to have issued a decision with equivalent effect to that referred to in paragraph 3(a)(i) above with respect to those parts of the Acquisition referred to it or them, as the case may be, and, to the extent relevant, the European Commission issuing a decision referred to in paragraph 3(a)(i) above with respect to any part of the Acquisition retained by it;

(b)	United Kingdom

either:

(i)

confirmation that the UK Competition and Markets Authority (the “CMA”) has no further questions in relation to the Acquisition following the submission of a briefing paper to the CMA’s Mergers Intelligence Committee by OpenText; or

(ii)

as at the date on which all other Conditions are satisfied or waived, the CMA not having (A) requested submission of a merger notice in relation to the Acquisition; (B) given notice to either party that it intends to commence a Phase I investigation in relation to the Acquisition; or (C) indicated that the statutory review period in which the CMA has to decide whether to make a reference in relation to the Acquisition under section 34ZA of the Enterprise Act 2002 (the “EA”) has begun; or

(iii)	if the CMA opens an investigation into the Acquisition, confirmation that the Acquisition will not be subject to a reference under section 33 of the EA (a “Phase 2 CMA Reference”); or

(iv)	in the event that a Phase 2 CMA Reference is made in relation to the Acquisition, the CMA either:

(A)

concluding in a report published in accordance with section 38 of the EA that neither the Acquisition nor any matter arising from or relating to the Acquisition has or is expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

(B)	allowing the Acquisition and any matter arising from or relating to the Acquisition to proceed on terms satisfactory to OpenText;

(c)	United States

(i)

all required filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the rules and regulations made thereunder and all applicable waiting periods (including any agreements with the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice to delay consummation of the Acquisition) relating to the Acquisition have expired or been terminated; and

(ii)

no judgment, injunction (whether temporary, preliminary or permanent), or legal order issued by any governmental entity of competent jurisdiction or other law having been enacted, entered or promulgated which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the Acquisition;

(b)	Canada

either:

(i)

(A) an advance ruling certificate having been issued by the Commissioner of Competition (the “Commissioner”) to OpenText pursuant to section 102 of the Canadian Competition Act (the “Competition Act”) or (B) the Commissioner having issued a no-action letter to OpenText confirming that he does not intend to apply to the Competition Tribunal under section 92 of the Competition Act for an order directing the Parties not to proceed with the Acquisition; or

(ii)	following the filing of a formal notification of the Acquisition to the Commissioner pursuant to subsection 114(1) of the Competition Act, either:

(A)

the applicable waiting period having expired or having been waived under section 123 of the Competition Act without the Commissioner issuing a supplementary information request regarding the Acquisition; or

(C)

an order having been obtained from the Competition Tribunal and with the consent of the Commissioner pursuant to section 92 of the Competition Act for the Acquisition to proceed subject to conditions accepted by OpenText;

(e)	South Africa

following notification of the Acquisition to the South African Competition Commission (“SA Commission”) by OpenText, either:

(i)

all applicable suspensions and other relevant time periods (including any extensions thereof) in relation to such notification having expired, lapsed or been terminated under the Competition Act, No. 89 of 1998 (as amended); or

(ii)	the SA Commission’s approval having been obtained for the Acquisition to proceed unconditionally or subject to conditions accepted by OpenText;

(b)	Turkey

following notification of the Acquisition to the Turkish Competition Board pursuant to the Act on the Protection of Competition (Law No. 4054, as amended (“Law No. 4054”), Communiqué No. 2010/4 on Mergers and Acquisitions Subject to the Approval of the Competition Board

(the “Communiqué”) and Communiqué No. 2022/2 on the Amendment of the Communiqué (the “Amendment Communiqué”), either:

(i)	the Turkish Competition Board having declined jurisdiction over the Acquisition or having approved the Acquisition unconditionally or on terms satisfactory to OpenText; or

(ii)	the applicable waiting period having expired pursuant to Article 10 of Law No. 4054; and

(c)	Saudi Arabia

following notification of the Acquisition to the Saudi General Authority for Competition (“GAC”) pursuant to Article 7 of Royal Decree No. (M/75) dated 29/06/1440H, either:

(i)

the Board of Directors of the GAC (the “Board”) having issued a decision approving the Acquisition or stating that the GAC has no objection to the consummation of the Acquisition (either unconditionally or on conditions satisfactory to OpenText) and, where any such decision is conditional, the conditional decision having not been withdrawn by the Board;

(ii)

the Acquisition having been deemed approved by the GAC because the applicable waiting period under Article 23 of the Implementing Regulations issued by Resolution No. (337) dated 25/1/1441H expired without the Board issuing any decision to any of the Parties or by way of public announcement; or

(iii)	the Board or the Governor of the GAC having confirmed in writing that the requirement to file for economic concentration clearance in respect of the Acquisition does not apply or has been waived.

4.	National security

(a)	United Kingdom

a notification having been made and accepted under the UK National Security and Investment Act 2021 (the “NSIA”) and one of the following having occurred:

(i)	the Secretary of State confirming before the end of the review period that no further action will be taken in relation to the Acquisition;

(ii)

if the Secretary of State issues a call-in notice in relation to the Acquisition, the parties receiving a final notification pursuant to section 26(1)(b) of the NSIA containing confirmation that the Secretary of State will take no further action in relation to the call-in notice and the Acquisition under the NSIA;

(iii)	the Secretary of State making a final order pursuant to section 26(1)(a) of the NSIA allowing the Acquisition to proceed unconditionally or on terms satisfactory to OpenText; or

(iv)	OpenText having received written notice by or on behalf of the Secretary of State that the NSIA does not apply to the Acquisition;

(b)	United States

the parties having submitted a joint voluntary notice of the Acquisition to the Committee on Foreign Investment in the United States (“CFIUS”); and

(i)

the parties having received written notice from CFIUS that CFIUS has concluded its review (or, if applicable, investigation) of the Acquisition under section 721 of the Defense Production Act of 1950 (as amended) (the “DPA”) and determined that: (A) the Acquisition is not a “covered transaction” (as defined under the DPA, including all implementing regulations thereof), or (B) there are no unresolved national security concerns with respect to the Acquisition; or

(ii)

CFIUS having sent a report regarding the Acquisition to the President of the United States (the “President”), and: (A) the President having announced a decision to take no action to suspend or prohibit the Acquisition, or (B) the period under the DPA during which the President may announce a decision to take action to suspend or prohibit the Acquisition having expired without any such action being announced or taken;

(c)	Australia

insofar as such a notification is considered necessary by OpenText, a notification of the Acquisition having been made to and accepted by the Foreign Investment Review Board (“FIRB”) pursuant to the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”) and one of the following having occurred:

(i)

OpenText receiving written notice under the FATA by or on behalf of the Treasurer of the Commonwealth of Australia (the “Treasurer”) that there is no objection to the Acquisition, on an unconditional basis or subject to conditions satisfactory to OpenText;

(ii)	the Treasurer becoming precluded from making an order or decision under Part 3 of the FATA in relation to the Acquisition;;

(iii)

where an interim order is made under section 68 of the FATA in respect of the Acquisition, and the subsequent period for making an order or decision under Part 3 of the FATA in relation to the Acquisition elapses without the Treasurer making such an order or decision; or

(iv)	OpenText having received written notice by or on behalf of the FIRB that the FATA does not apply to the Acquisition;

(d)	Czech Republic

insofar as such a notification is considered necessary by OpenText, a notification of the Acquisition having been made to and accepted by the Czech Ministry of Industry and Trade pursuant to the Czech Act No. 34/2021 Coll., as amended (“Czech FDI Act”) and one of the following having occurred:

(i)	OpenText having received written notice under the Czech FDI Act by or on behalf of the Czech Ministry of Industry and Trade that the Acquisition is approved;

(ii)

OpenText having received written notice under the Czech FDI Act by or on behalf of the Czech Ministry of Industry and Trade that the Acquisition is approved but subject to conditions satisfactory to OpenText; or

(iii)	OpenText having received written notice by or on behalf of the Czech Ministry of Industry and Trade that the Czech FDI Act does not apply to the Acquisition;

(e)	Germany

insofar as such a notification is considered necessary by OpenText, a notification having been made and accepted under the German Foreign Trade Act (Außenwirschaftsgesetz – “AWG”) and the German Foreign Trade Ordinance (Außenwirtschaftsverordnung – “AWV”) to obtain a certificate issued by the German Federal Ministry of Economics and Climate Action (Bundesministerium für Wirtschaft und Klimaschutz – “BMWK”) for the issuance of a non-objection certificate pursuant to Section 58 para. 1 AWV (Unbedenklichkeitsbescheinigung) or, if applicable, an approval pursuant to Section 58a para. 1 AWV (Freigabe) and/or Section 61 AWV (Freigabe) in relation to the Acquisition (in each case the “German FDI Clearance”) and one of the following having occurred:

(i)	the BMWK having issued

(A)	a German FDI Clearance, or

(B)

another binding decision confirming that the Acquisition does not raise concerns with respect to: (1) the public order or security of the Federal Republic of Germany or of other member states of the European Union or in relation to projects or programs of European Union interest, or (2) with respect to essential security interests of the Federal Republic of Germany, in each case unconditionally or subject to restrictions (Beschränkungen), obligations (Handlungspflichten) or binding orders (Anordnungen) or other conditions, in each case on terms satisfactory to OpenText (including by way of having concluded a public law contract (öffentlich-rechtlicher Vertrag) with the German government);

(ii)	a German FDI Clearance being deemed to have been issued pursuant to Section 58 para. 2 AWV or, if applicable, Section 58a para. 2 AWV, or Section 61, sentence 2 AWV; or

(iii)	OpenText having received written notice by or on behalf of the relevant authority that the AWG, AWV, or other relevant laws and regulations do not apply to the Acquisition; and

(f)	Sweden

insofar as such a notification is considered necessary by OpenText, a notification of the Acquisition and the initiation of a consultation procedure with the relevant authority under the Swedish Protective Security Act (2018:585) (“PSA”) and the following having occurred:

(i)	Micro Focus having received written notice under the PSA that there is no objection to the Acquisition, on an unconditional basis or subject to conditions satisfactory to OpenText; or

(ii)	Micro Focus having received written notice by or on behalf of the relevant authority that the PSA does not apply to the Acquisition.

5.	General Third Party clearances

(a)

the waiver (or non-exercise within any applicable time limits) by any Relevant Authority or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Micro Focus Group taken as a whole) arising as a result of or in connection with the Acquisition including, without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Micro Focus by OpenText or any member of the OpenText Group;

(b)

all necessary filings or applications having been made in connection with the Acquisition and all mandatory statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Acquisition or the acquisition by any member of the OpenText Group of any shares or other securities in, or control of, Micro Focus and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by OpenText or any member of the OpenText Group for or in respect of the Acquisition including without limitation, its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Micro Focus by any member of the OpenText Group having been obtained in terms and in a form reasonably satisfactory to OpenText from all appropriate Third Parties or persons with whom any member of the Wider Micro Focus Group has entered into contractual arrangements and all such material authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals necessary or appropriate to carry on the business of any member of the Wider Micro Focus Group which is material in the context of the OpenText Group or the Micro Focus Group as a whole or of the financing of the Acquisition remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with; and

(c)

other than in relation to the approvals referred to in paragraphs 3 or 4 above, no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps, which in each case would or might reasonably be expected to:

(i)

require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the OpenText Group or any member of the Wider Micro Focus Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the OpenText Group or the Micro Focus Group in either case taken as a whole;

(ii)	require, prevent or delay any proposed divestiture by any member of the OpenText Group of any shares or other securities in Micro Focus;

(iii)

impose any material limitation on, or result in a delay in, the ability of any member of the OpenText Group directly or indirectly to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Micro Focus Group or the OpenText Group to exercise management control over any such member;

(iv)

otherwise adversely affect the business, assets, profits or prospects of any member of the OpenText Group or of any member of the Wider Micro Focus Group to an extent which is adverse to and material in the context of the OpenText Group or the Micro Focus Group in either case taken as a whole;

(v)

make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the OpenText Group of any shares or other securities in, or control of Micro Focus void, illegal, and/or unenforceable under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit or delay the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(vi)

require (save as envisaged in the terms of the Acquisition or sections 974 to 991 (inclusive) of the Companies Act) any member of the OpenText Group or the Wider Micro Focus Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Micro Focus Group or the OpenText Group owned by any third party;

(vii)

impose any limitation on the ability of any member of the OpenText Group to integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Micro Focus Group which is adverse to and material in the context of the Micro Focus Group or the OpenText Group in either case taken as a whole; or

(viii)	result in any member of the Wider Micro Focus Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Micro Focus Shares having expired, lapsed or been terminated.

6.	Certain matters arising as a result of any arrangement, agreement, etc.

except as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Micro Focus Group is a party or by or to which any such member or any of its assets are or may be bound, entitled or subject, which, in each case as a consequence of the Acquisition or the proposed acquisition of any shares or other securities (or equivalent) in Micro Focus or because of a change in the control or management of Micro Focus or otherwise, would or would reasonably be expected to result in (in each case to an extent which is or would be material and adverse in the context of the Wider Micro Focus Group as a whole):

(a)

any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)	any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(c)

any assets or interests of any such member being or falling to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member other than in the ordinary course of business;

(d)

other than in the ordinary course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member;

(e)

the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, or adversely modified or affected;

(f)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

(g)	any such member ceasing to be able to carry on business under any name under which it presently does so; or

(h)

the creation of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Acquisition, and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Micro Focus Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in paragraphs (a) to (h) of this Condition.

7.	Certain events occurring since Last Accounts Date

except as Disclosed, no member of the Wider Micro Focus Group having, since the Last Accounts Date:

(a)

save as between Micro Focus and wholly-owned subsidiaries of Micro Focus and/or pursuant to the exercise of options or vesting of awards granted under the Micro Focus Share Plans in the ordinary course, issued or agreed to issue, authorised or proposed the issue of additional shares of any class or transferred or sold any shares out of treasury;

(b)

save as between Micro Focus and wholly-owned subsidiaries of Micro Focus or for the grant of options and awards and other rights under the Micro Focus Share Plans in the ordinary course, issued, or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(c)	other than to another member of the Micro Focus Group, before completion of the Acquisition, recommended, declared, paid or made or proposed to recommend, declare,

pay or make any bonus issue, dividend or other distribution whether payable in cash or otherwise or made any bonus issue;

(d)

save for intra-Micro Focus Group transactions, authorised, implemented or announced any merger or demerger with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Micro Focus Group taken as a whole;

(e)	save for intra-Micro Focus Group transactions, made or authorised or proposed or announced an intention to propose any material change in its loan capital;

(f)

issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-Micro Focus Group transactions or save in the ordinary course of business), incurred or increased any indebtedness or become subject to any liability (actual or contingent) which is material in the context of the Micro Focus Group taken as a whole;

(g)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in paragraph (a) or (b) above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Micro Focus Group taken as a whole;

(h)

except for intra-Micro Focus Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, acquisition, disposal, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

(i)

entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude or which is or is reasonably likely to be materially restrictive on the businesses of any member of the Wider Micro Focus Group or the OpenText Group or which involves an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which, in any such case, is material in the context of the Micro Focus Group taken as a whole;

(j)

been unable or deemed unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which, in any such case, is material in the context of the Micro Focus Group taken as a whole;

(k)

(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed which in each case is material in the context of the Micro Focus Group taken as a whole;

(l)

commenced negotiations with any of its creditors or taken any step, in each case in connection with financial difficulties of the Micro Focus Group, with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise, or entered into any agreement with any of its creditors to refinance, reschedule or restructure any of its indebtedness;

(m)

other than in respect of claims between Micro Focus and wholly-owned subsidiaries of Micro Focus, waived, settled or compromised any claim (otherwise than in the ordinary course of business), which is material in the context of the Micro Focus Group taken as a whole;

(n)	entered into, varied or authorised any material agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which:

(i)	is of a long-term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude (save in the ordinary course of business); or

(ii)	is likely to materially restrict the business of any member of the Wider Micro Focus Group other than to a nature and extent which is normal in the context of the business concerned,

and, in either case, which is or would reasonably be expected to be material and adverse in the context of the Micro Focus Group taken as a whole;

(o)

entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition and which is material in the context of the Micro Focus Group taken as a whole;

(p)	made any alteration to its constitutional documents (other than in connection with the Scheme) which is material and adverse to the interests of Bidco in the context of the Acquisition;

(q)	made or agreed or consented to any change to:

(i)

the terms of the trust deeds, scheme rules or other documentation constituting the pension scheme(s) established by any member of the Wider Micro Focus Group for its directors, employees or their dependents;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, which has a material adverse effect on the financial position of the Micro Focus Group taken as a whole;

(r)

other than as detailed in the Co-operation Agreement, proposed, agreed to provide or modified the terms of any of the Micro Focus Share Plans or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Micro Focus Group or which constitute a material change to the terms or conditions of employment of any senior employee of the Wider Micro Focus Group, (save as agreed by the Panel (if required) and by OpenText), or entered into or changed the terms of any contract with any director or senior executive of any member of the Wider Micro Focus Group; or

(s)

on or after the date of this Announcement, and other than with the consent of OpenText, taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Micro Focus Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code.

8.	No adverse change, litigation or regulatory enquiry

except as Disclosed, since the Last Accounts Date:

(a)

no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider Micro Focus Group which, in any such case, is material and adverse in the context of the Micro Focus Group taken as a whole;

(b)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Micro Focus Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party or other investigative body against or in respect of any member of the Wider Micro Focus Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Micro Focus Group which in any such case has had or might reasonably be expected to have a material and adverse effect on the Micro Focus Group taken as a whole or in the context of the Acquisition;

(c)

no contingent or other liability of any member of the Wider Micro Focus Group having arisen or become apparent to OpenText or increased other than in the ordinary course of business which has had or might reasonably be expected to have a material and adverse effect on the Micro Focus Group, taken as a whole or in the context of the Acquisition;

(d)

(other than as a result of or in connection with the Acquisition) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member by or the Wider Micro Focus Group which in any case is material in the context of the Micro Focus Group taken as a whole;

(e)

no member of the Wider Micro Focus Group having conducted its business in breach of any applicable laws and regulations which in any case is material in the context of the Micro Focus Group taken as a whole; and

(f)

no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence or permit held by any member of the Wider Micro Focus Group which is necessary for the proper carrying on of its business.

9.	No discovery of certain matters

(a)	except as Disclosed, OpenText not having discovered:

(i)

that any financial, business or other information concerning the Wider Micro Focus Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Micro Focus Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading, in each case, to the extent which is material and adverse in the context of the Micro Focus Group taken as a whole;

(ii)

that any member of the Wider Micro Focus Group or partnership, company or other entity in which any member of the Wider Micro Focus Group has a significant economic interest and which is not a subsidiary undertaking of Micro Focus, is subject to any liability (actual or contingent) which is not disclosed in the annual report and accounts of Micro Focus for the financial year ended 31 October 2021, in each case, to the extent which is material and adverse in the context of the Micro Focus Group taken as a whole; or

(iii)

any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Micro Focus Group and which is material and adverse in the context of the Micro Focus Group taken as a whole; and

(b)	except as Disclosed, OpenText not having discovered that:

(i)

any past or present member of the Wider Micro Focus Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider Micro Focus Group and which is material in the context of the Micro Focus Group taken as a whole;

(ii)

there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Micro Focus Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Micro Focus Group (or on its behalf) or by any person for which a member of the Wider Micro Focus Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Micro Focus Group taken as a whole;

(iii)

circumstances exist (whether as a result of the making of the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the OpenText Group or any present or past member of the Wider Micro Focus Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Micro Focus Group (or on its behalf) or by any person for which a member of the Wider Micro Focus Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Micro Focus Group taken as a whole; or

(iv)

circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider Micro Focus Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider Micro Focus Group and which is material in the context of the Micro Focus Group taken as a whole.

10.	Anti-corruption, economic sanctions, criminal property and money laundering save as Disclosed, OpenText not having discovered that:

(a)

(i) any past or present member, director, officer or employee of the Wider Micro Focus Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks; or (ii) any person that performs or has performed services for or on behalf of the Wider Micro Focus Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation or anti-bribery law, rule or regulation or any other applicable law, rule or regulation concerning improper payments or kickbacks;

(b)

any asset of any member of the Wider Micro Focus Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule or regulation concerning money laundering or proceeds of crime or any member of the Wider Micro Focus Group is found to have engaged in activities constituting money laundering under any applicable law, rule or regulation concerning money laundering;

(c)

any past or present member, director, officer or employee of the Wider Micro Focus Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

(i)	any government, entity or individual in respect of which U.S., UK or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S., UK or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

(ii)	any government, entity or individual targeted by any of the economic sanctions of the United Nations, the U.S., the UK, the European Union or any of its member states,

which, in each case, would cause any member of the Wider Micro Focus Group to be in breach of any economic sanctions laws applicable to the Wider Micro Focus Group;

(d)	any past or present member, director, officer or employee of the Wider Micro Focus Group, or any other person for whom any such person may be liable or responsible:

(i)	has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the U.S. Anti-Terrorism Act;

(ii)

has engaged in conduct which would violate any relevant anti-boycott law, rule or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

(iii)

has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

(iv)

is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality or international organisation or found to have violated any applicable law, rule or regulation concerning government contracting or public procurement; or

(e)

any member of the Wider Micro Focus Group is or has been engaged in any transaction which would cause Bidco or OpenText to be in breach of any law or regulation upon the acquisition of Micro Focus, including but not limited to the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs in the UK, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the U.S. or the European Union.

Part B

Waiver and invocation of the Conditions

1.

Subject to the requirements of the Panel in accordance with the Code, OpenText reserves the right in its sole discretion to waive, in whole or in part, all or any of the Conditions in Part A of this Appendix 1, except for Conditions 1 (Conditions to the Scheme and the Acquisition), 2(a)(i), 2(b)(i) and 2(c)(i) (Scheme approval), which cannot be waived. If any of Conditions 1 (Conditions to the Scheme and the Acquisition), 2(a)(ii), 2(b)(ii) and 2(c)(ii) (Scheme approval) is not satisfied by the relevant deadline specified in the relevant Condition, OpenText shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked the relevant Condition, waived the relevant deadline or agreed with Micro Focus to extend the relevant deadline.

2.

OpenText shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied any of the Conditions in Part A of Appendix 1 above by a date or time earlier than the latest date and time specified above for the fulfilment of the relevant Condition notwithstanding that the other Conditions to the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3.

Subject to paragraph 4 below, under Rule 13.5(a) of the Code, OpenText may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to OpenText in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise.

4.

Each of Conditions 1 (Conditions to the Scheme and the Acquisition), 2(a), 2(b) and 2(c) (Scheme approval) (and any acceptance condition if the Acquisition is implemented by means of a Takeover Offer) will not be subject to Rule 13.5(a) of the Code.

5.	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by OpenText.

6.

The Acquisition will not become Effective unless the Conditions have been fulfilled or (to the extent capable of waiver) waived or, where appropriate, have been determined by OpenText to be or remain satisfied by no later than 11.59 p.m. on the Long Stop Date.

7.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

Part C

Implementation by way of Takeover Offer

Subject to the terms of the Co-operation Agreement (while the Co-operation Agreement is continuing), and obtaining the consent of the Panel, OpenText reserves the right to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Acquisition, including (without limitation) the inclusion of an acceptance condition set at 90 per cent. of Micro Focus Shares to which the Takeover Offer relates (or such lesser percentage as may be required by the Co-operation Agreement and/or determined after consultation with the Panel (if necessary)), being in any case more than 50 per cent. of the voting rights normally exercisable at a general meeting of Micro Focus, including, for this purpose, any such voting rights attaching to Micro Focus Shares that are issued before the Takeover Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise.

Part D

Certain further terms of the Acquisition

1.

If OpenText is required by the Panel to make a mandatory offer for Micro Focus Shares under Rule 9 of the Code, OpenText may make such alterations to the above Conditions as are necessary to comply with Rule 9 of the Code.

2.	The availability of the Acquisition to persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the UK should inform themselves about, and observe, any applicable requirements. Micro Focus Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements. Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

3.

Micro Focus Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching or accruing thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital, repurchase or redemption or otherwise) made on or after the date of this Announcement in respect of Micro Focus Shares.

4.

If any dividend, other distribution or return of capital is announced, declared, made, payable or paid in respect of Micro Focus Shares on or after the date of this Announcement and before the Effective Date, OpenText reserves the right to reduce the consideration payable in respect of each Micro Focus Share by the amount of all or part of any such dividend, other distribution or return of capital, in which case any reference in this Announcement to the consideration payable under the terms of the Acquisition will be deemed to be a reference to the consideration as so reduced. If OpenText exercises this right or makes such a reduction in respect of a dividend, other distribution or return of capital, Micro Focus Shareholders will be entitled to receive and retain that dividend, other distribution or return of capital. Any exercise by OpenText of its rights referred to in this paragraph 4 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

5.

This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and the Forms of Proxy will be governed by the laws of England and Wales and be subject to the jurisdiction of the courts of England and Wales. The Acquisition will also be subject to the Conditions and further terms set out in this Announcement and to be set out in the Scheme Document and such further terms as may be required to comply with the Listing Rules and the provisions of the Code. The Acquisition and the Scheme will comply with the applicable requirements of the FCA, the London Stock Exchange and the Court, as well as with the Panel and the Code. This Announcement does not constitute, or form part of, an offer or invitation to purchase Micro Focus Shares or any other securities.

APPENDIX 2

SOURCES AND BASES OF INFORMATION

In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:

(a)

The value attributed to the fully diluted issued share capital of Micro Focus of US$2,183 million is based on a value of 532 pence per Micro Focus Share, and the fully diluted share capital of Micro Focus of 347,710,059 Micro Focus Shares, which is calculated on the basis of:

(i)	336,020,900 Micro Focus Shares in issue on 24 August 2022 (being the last Business Day before the date of this Announcement); plus

(ii)

25,093,295 Micro Focus Shares which may be issued (net of options proceeds) on or after the date of this Announcement on the exercise of options or vesting of awards under the Micro Focus Share Plans; plus

(iii)	2,556,283 Micro Focus Shares which may be issued (net of warrants proceeds) on or after the date of this Announcement on the exercise of AWS Warrants; less

(iv)	15,960,419 Micro Focus Shares held in trust in the Micro Focus EBT as at 24 August 2022.

(b)

The enterprise value of US$5,961 million is calculated by reference to the fully diluted equity value plus pro forma net debt of US$3,694 million plus pension liability of US$85 million as at 30 April 2022, with pro forma net debt comprising the below from the unaudited consolidated balance sheet of Micro Focus as of that date, unless otherwise stated:

(i)	net debt of US$3,651 million;

(ii)	interim dividend of US$26 million payable on 5 August 2022;

(iii)	outstanding tax liability of US$17 million in relation to the disposal of the Digital Safe business.

(c)

The implied enterprise value multiple of approximately 2.2 times is based on Micro Focus’s pro forma revenue for the 12 months to 30 April 2022 of US$2,666 million, which is calculated on the basis of:

(i)	Micro Focus’s revenue for the 12 months to 30 April 2022 of US$2,744 million; less

(ii)	Digital Safe’s revenue reflected in consolidated financial information of Micro Focus for the 12 months to 30 April 2022 of US$78 million.

(d)

The implied enterprise value multiple of approximately 6.3 times is based on Micro Focus’s pro forma Adjusted EBITDA for the 12 months to 30 April 2022 of US$942 million, which is calculated on the basis of:

(i)	Micro Focus’s Adjusted EBITDA for the 12 months to 30 April 2022 of US$978 million; less

(ii)	Digital Safe’s Adjusted EBITDA reflected in consolidated financial information of Micro Focus for the 12 months to 30 April 2022 of US$36 million.

(e)

Where amounts are shown both in US dollars and sterling in this Announcement, an exchange rate of US$1.18:£1 has been used, which was derived from data provided by Bloomberg as at 4.30pm London Time on 24 August 2022 (being the last Business Day before the date of this Announcement).

(f)

Financial information relating to Micro Focus has been extracted from the audited consolidated financial statements of Micro Focus for the financial year ended 31 October 2021 and the unaudited consolidated financial statements of Micro Focus for the six months ended 30 April 2022.

(g)	Unless otherwise stated, all prices for Micro Focus Shares are the Closing Price for the relevant date.

(h)	The three month and six month Volume Weighted Average Prices are derived from Bloomberg data.

(i)	Certain figures included in this Announcement have been subject to rounding adjustments.

APPENDIX 3

DETAILS OF IRREVOCABLE UNDERTAKINGS

1.	Irrevocable undertakings from Micro Focus Directors

The following Micro Focus Directors have given irrevocable undertakings in respect of their own beneficial holdings of Micro Focus Shares (or those Micro Focus Shares over which they have control) to vote (or procure a vote) in favour of the resolutions relating to the Acquisition at the Micro Focus Meetings or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer:

Name	Total Number of Micro Focus Shares	Percentage of issued share capital (%)
Matthew Ashley	43,280	0.013%
Richard Atkins	13,862	0.004%
Amanda Brown	3,841	0.001%
Gregory Lock	835,000	0.248%
Stephen Murdoch	287,395	0.086%

The obligations of the Micro Focus Directors under the irrevocable undertakings given by them shall lapse and cease to have effect on and from the earlier of the following occurrences:

(a)	OpenText publicly announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition;

(b)

any competing offer for the entire issued and to be issued share capital of Micro Focus becomes or is declared wholly unconditional or, if proceeding by way of scheme of arrangement, becomes effective in accordance with its terms; or

(c)	the Acquisition lapses, is withdrawn or otherwise terminates in accordance with its terms.

These irrevocable undertakings remain binding in the event a competing offer is made for Micro Focus. Stephen Murdoch and Matthew Ashley also hold options over 1,867,737 Micro Focus Shares pursuant to the Micro Focus Share Plans. These irrevocable undertakings also extend to any shares acquired by the Micro Focus Directors as a result of the vesting of awards or the exercise of options under the Micro Focus Share Plans.

2.	Irrevocable undertaking from Dodge & Cox

Dodge & Cox has given an irrevocable undertaking to vote (or procure a vote) in favour of the resolutions relating to the Acquisition at Micro Focus Meetings in respect of the number of Micro Focus Shares (including 31,090,071 Micro Focus Shares represented by Micro Focus ADSs) set out below or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept (or procure the acceptance of) such Takeover Offer:

Name	Total Number of Micro Focus Shares		Percentage of issued share capital (%)
Dodge & Cox	54,654,085	*	16.27

*	Includes 31,090,071 Micro Focus Shares represented by Micro Focus ADSs.

The obligations of Dodge & Cox under the irrevocable undertaking shall lapse and cease to have effect on and from the earlier of the following occurrences:

(a)	the Acquisition lapses, is withdrawn or otherwise terminates in accordance with its terms;

(b)

any competing offer for the entire issued and to be issued share capital of Micro Focus becomes or is declared wholly unconditional or, if proceeding by way of scheme of arrangement, becomes effective in accordance with its terms;

(c)

a third party announces under Rule 2.7 of the Code a firm intention to make an offer for Micro Focus (a Competing Offer Rule 2.7 Announcement), whether by way of an offer or a scheme of arrangement, (a Competing Offer) and:

(i)

the Competing Offer provides for an amount or value of consideration (whether in cash or securities) which represents an improvement of at least 10 per cent. over the Acquisition Price, the value of which, in the case of any securities component or cash consideration in a currency other than Great British Pounds Sterling, shall be calculated at 5.00 p.m. on the last dealing day prior to the Competing Offer Rule 2.7 Announcement; and

(ii)

a period of ten Business Days has elapsed from the date of the Competing Offer Rule 2.7 Announcement without OpenText having revised the terms of the Acquisition so that the price per Micro Focus Share under the revised terms of the Acquisition is equal to or exceeds the amount or value of consideration per Micro Focus Share of the Competing Offer, the value of which, in the case of any securities component or cash consideration in a currency other than Great British Pounds Sterling, shall be calculated at 5.00 p.m. on the last dealing day prior to the date of any such revision ; or

(d)	the Scheme has not become Effective by 11.59 p.m. on the Long Stop Date.

APPENDIX 4

DEFINITIONS

The following definitions apply throughout this Announcement unless the context otherwise requires:

“Announcement”	this announcement

“Acquisition”	the proposed acquisition by OpenText (through its wholly-owned subsidiary, Bidco) of the entire issued and to be issued share capital of Micro Focus by means of the Scheme, or should OpenText so elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement), by means of a Takeover Offer

“Acquisition Price”	532 pence per Micro Focus Share

“Awards”	options and awards over Micro Focus Shares

“AWS Warrants”	warrants issued to Amazon.com NV Investment Holdings LLC in connection with Micro Focus’s commercial agreement with Amazon.com Services LLC entered into on 24 February 2021

“Barclays”	Barclays Bank PLC, acting through its investment bank

“Bidco”	OpenText UK Holding Limited, a company incorporated in England and Wales with registered number 14311122

“Business Day”	a day, not being a public holiday, Saturday or Sunday, on which banks in London are open for normal business

“Clean Team Agreement”	the clean team agreement dated 1 August 2022 between OpenText and Micro Focus, as described in paragraph 11 of this Announcement

“Closing Price”	the closing price of a Micro Focus Share as derived from Bloomberg on any particular date

“Code”	the City Code on Takeovers and Mergers issued by the Panel, as amended from time to time

“Companies Act”	the Companies Act 2006, as amended from time to time

“Condition(s)”	the conditions of the Acquisition, as set out in Part A of Appendix 1 to this Announcement and to be set out in the Scheme Document

“Confidentiality Agreement”	the confidentiality agreement dated 28 July 2022 between OpenText and Micro Focus, as described in paragraph 11 of this Announcement

“Co-operation Agreement”	the co-operation agreement dated 25 August 2022 between Micro Focus, OpenText and Bidco as described in paragraph 11 of this Announcement

“Court”	the High Court of Justice of England and Wales

“Court Meeting”	the meeting or meetings of Scheme Shareholders (or of any class or classes thereof) to be convened by an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purposes of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment, postponement or reconvening thereof

“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act

“Court Sanction”	has the meaning given in Condition 2(c)(i) (Scheme approval) in Appendix 1 to this Announcement

“Dealing Arrangement”	an arrangement of the kind referred to in Note 11(a) in the definition of “acting in concert” in the Code

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an offer

“Disclosed”	the information which has been: (a) fairly disclosed in writing before the date of this Announcement by or on behalf of Micro Focus to OpenText (or any of OpenText’s respective officers, employees, agents or advisers in their capacity as such) including, without limitation, in the virtual data room operated by or on behalf of Micro Focus in respect of the Acquisition; (b) disclosed by or on behalf of Micro Focus in the Annual Report and Financial Statements of Micro Focus for the year ended 31 October 2021; (c) disclosed by or on behalf of Micro Focus in the interim results announcement for Micro Focus for the six months ended 30 April 2022; (d) disclosed by or on behalf of Micro Focus in this Announcement; (e) disclosed in any other public announcement by, or on behalf of, Micro Focus in accordance with the Listing Rules, the Disclosure Guidance and Transparency Rules or otherwise made via Regulatory Information Service before the date of this Announcement; or (f) otherwise fairly disclosed by or on behalf of Micro Focus during any management due diligence sessions in respect of the Acquisition prior to the date of this Announcement;

“Disclosure Guidance and Transparency Rules”	the Disclosure Guidance and Transparency Rules made by the FCA under FSMA and forming part of the FCA’s handbook, as amended from time to time

“Effective”	in the context of the Acquisition: (a) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or (b) if the Acquisition is implemented by way of the Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Code

“Effective Date”	the date on which the Acquisition becomes Effective

“Enlarged Group”	the enlarged group following the Acquisition comprising the OpenText Group and the Micro Focus Group

“Eurozone”	the Member States of the European Union that have adopted the euro as their common currency and sole legal tender

“Excluded Shares”	any Micro Focus Shares: (i) beneficially owned by Bidco or any other member of the OpenText Group; or (ii) held by Micro Focus in treasury, in each case, immediately before the Scheme Record Time

“FCA”	the Financial Conduct Authority or its successor from time to time

“Forms of Proxy”	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document

“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time

“General Meeting”	the general meeting of Micro Focus Shareholders to be convened in connection with the Scheme for the purpose of considering and, if thought fit, approving, the Resolutions (with or without amendment), notice of which shall be contained in the Scheme Document and any adjournment, postponement or reconvening thereof

“Goldman Sachs”	Goldman Sachs International

“HMRC”	HM Revenue and Customs

“IFRS”	International Financial Reporting Standards

“Irish Sharesave”	means the Micro Focus Sharesave Plan Ireland 2013 (as amended from time to time)

“Last Accounts Date”	31 October 2021

“Listing Rules”	the listing rules made under FSMA by the FCA and contained in the FCA’s publication of the same name, as amended from time to time

“London Stock Exchange”	the London Stock Exchange plc or its successor

“Long Stop Date”	31 May 2023 or such later date (if any) as OpenText and Micro Focus may agree (with the consent of the Panel, and the Court may approve (if such approval(s) are required))

“Micro Focus”	Micro Focus International PLC, a company incorporated in England and Wales with registered number 05134647

“Micro Focus ADR Programme”	Sponsored level III American Depositary Receipt facility created pursuant to the deposit agreement between Micro Focus and Deutsche Bank Trust Company Americas dated 11 August 2017

“Micro Focus ADSs”	American Depositary Shares, each representing one Micro Focus Share

“Micro Focus ADS Holders”	holders of Micro Focus ADSs

“Micro Focus Articles”	the articles of association of Micro Focus from time to time

“Micro Focus Directors” or “Micro Focus Board”	the directors of Micro Focus as at the date of this Announcement or, where the context so requires, the directors of Micro Focus from time to time

“Micro Focus DSBP”	means the Micro Focus Deferred Share Bonus Plan (as amended from time to time)

“Micro Focus ESPP”	means the Micro Focus Employee Stock Purchase Plan 2006 (as amended from time to time)

“Micro Focus Group”	Micro Focus and its subsidiary undertakings from time to time

“Micro Focus LTIP”	the Micro Focus Incentive Plan 2005 (as amended from time to time)

“Micro Focus Meetings”	the Court Meeting and the General Meeting

“Micro Focus Share Plans”	the Micro Focus LTIPs, the Micro Focus DSBP, the Irish Sharesave, the UK Sharesave and the Micro Focus ESPP, each as amended from time to time

“Micro Focus Shareholders”	registered holders of Micro Focus Shares from time to time

“Micro Focus Shares”	the ordinary shares of 10 pence each in the capital of Micro Focus

“Numis”	Numis Securities Limited

“NYSE”	the New York Stock Exchange

“Offer Period”	the offer period (as defined by the Code) relating to Micro Focus, which commenced on 25 August 2022

“Opening Position Disclosure”	an announcement pursuant to Rule 8 of the Code containing details on interests or short positions in, or rights to subscribe for, any relevant securities of a party to the Acquisition

“OpenText”	OpenText Corporation, a company incorporated in Ontario with corporation number 1083604-4

“OpenText Group”	OpenText and its subsidiary undertakings from time to time

“Overseas Shareholders”	shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom

“Panel”	the Panel on Takeovers and Mergers

“PRA”	the Prudential Regulation Authority

“PSU Awards”	means Awards granted under the Micro Focus LTIP with performance conditions

“Relevant Authority”	any central bank, ministry, governmental, quasigovernmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any trade agency, association, institution or professional or environmental body in any jurisdiction

“relevant securities”	shall be construed in accordance with the Code

“Resolutions”	the resolutions to be proposed at the General Meeting necessary to implement the Scheme, including, among other things, a resolution to amend the Micro Focus Articles by the adoption and inclusion of a new article under which any Micro Focus Shares issued or transferred after the Scheme Record Time (other than to Bidco and/or its nominees) shall be automatically transferred to Bidco on the same terms as the Acquisition (other than terms as to timings and formalities)

“Restricted Jurisdiction(s)”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Micro Focus Shareholders in that jurisdiction

“RSU Awards”	means Awards granted under the Micro Focus LTIP without performance conditions

“Sanction Hearing”	the hearing of the Court at which Micro Focus will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act and any adjournment, postponement or reconvening thereof

“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act between Micro Focus and the Scheme Shareholders in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Micro Focus and OpenText

“Scheme Document”	the document to be sent to Micro Focus Shareholders and persons with information rights containing, among other things, the full terms and conditions of the Scheme and notices of the Micro Focus Meetings

“Scheme Record Time”	the time and date to be specified in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date (or such other date as OpenText and Micro Focus may agree)

“Scheme Shareholders”	registered holders of Scheme Shares from time to time

“Scheme Shares”	Micro Focus Shares:

(i) in issue as at the date of the Scheme Document;

(ii)  (if any) issued after the date of the Scheme Document and before the Voting Record Time; and

(iii)  (if any) issued on or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, in each case, and where the context requires, which remain in issue at the Scheme Record Time but excluding the Excluded Shares

“SEC”	the United States Securities and Exchange Commission

“Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of: (a) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking; or (b) the relevant partnership interest

“Takeover Offer”	if (with the consent of the Panel) OpenText elects to effect the Acquisition by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act), the offer to be made by or on behalf of OpenText or Bidco to acquire the entire issued and to be issued share capital of Micro Focus on the terms and subject to the conditions to be set out in the related offer document and, where the context permits, any subsequent revision, variation, extension or renewal of such takeover offer

“Third Party”	has the meaning given in Condition 5(a) (General Third Party clearances) in Appendix 1 to this Announcement

“UK” or “United Kingdom”	United Kingdom of Great Britain and Northern Ireland

“UK Market Abuse Regulation”	Regulation (EU) No. 597/2014 of the European Parliament and the Council of 16 April 2014 on market abuse as it forms part of retained EU law as defined in the European Union (Withdrawal) Act 2018, as amended from time to time

“UK Sharesave”	means the Micro Focus Sharesave Plan 2006 (as amended from time to time)

“U.S.” or “United States”	the United States of America, its territories and possessions, any state of the United States and the District of Columbia

“U.S. Exchange Act”	the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder

“U.S. GAAP”	generally accepted accounting principles in the U.S.

“U.S. Securities Act”	the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder

“Voting Record Time”	the time and date to be specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined

“Wider Micro Focus Group”	the members of the Micro Focus Group and their respective associated undertakings and any other body corporate, partnership, joint venture or person in which Micro Focus and all such undertakings (aggregating their interests) have a Significant Interest

“£,” or “pence”	the lawful currency of the United Kingdom from time to time

“US$”	the lawful currency of the United States from time to time

In this Announcement: (a) “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act; and (b) all times are London times, unless otherwise stated.